                                                                  EXECUTION COPY


================================================================================


                                CREDIT AGREEMENT

                           Dated as of April 13, 2000

                                      among

                            PLAYCORE WISCONSIN, INC.,

                                  as Borrower,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   as Lenders,

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                       as Administrative Agent and Lender

                                       and

                            CREDIT AGRICOLE INDOSUEZ,

                        as Documentation Agent and Lender


================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

1.       AMOUNT AND TERMS OF CREDIT..............................................................................2

         1.1.     Credit Facilities..............................................................................2

         1.2.     Letters of Credit..............................................................................7

         1.3.     Prepayments....................................................................................8

         1.4.     Use of Proceeds...............................................................................10

         1.5.     Interest and Applicable Margins...............................................................10

         1.6.     Eligible Accounts.............................................................................14

         1.7.     Eligible Inventory............................................................................16

         1.8.     Cash Management Systems.......................................................................17

         1.9      Fees..........................................................................................18

         1.10.    Receipt of Payments...........................................................................18

         1.11.    Application and Allocation of Payments........................................................18

         1.12.    Loan Account and Accounting...................................................................19

         1.13.    Indemnity.....................................................................................19

         1.14.    Access........................................................................................21

         1.15.    Taxes.........................................................................................21

         1.16.    Capital Adequacy; Increased Costs; Illegality.................................................23

         1.17.    Single Loan...................................................................................24

2.       CONDITIONS PRECEDENT...................................................................................24

         2.1.     Conditions to the Initial Loans...............................................................24

         2.2.     Further Conditions to Each Loan...............................................................26

3.       REPRESENTATIONS AND WARRANTIES.........................................................................27

         3.1.     Corporate Existence; Compliance with Law......................................................27

         3.2.     Executive Offices; FEIN.......................................................................28

         3.3.     Corporate Power, Authorization, Enforceable Obligations.......................................28

         3.4.     Financial Statements and Projections..........................................................28

         3.5.     Material Adverse Effect.......................................................................30

         3.6.     Ownership of Property; Liens..................................................................30

         3.7.     Labor Matters.................................................................................31

         3.8.     Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.....................31

         3.9.     Government Regulation.........................................................................31

         3.10.    Margin Regulations............................................................................32

         3.11.    Taxes.........................................................................................32

         3.12.    ERISA.........................................................................................32

         3.13.    No Litigation.................................................................................33

         3.14.    Brokers.......................................................................................33

         3.15.    Intellectual Property.........................................................................34

         3.16.    Full Disclosure...............................................................................34

         3.17.    Environmental Matters.........................................................................34

         3.18.    Insurance.....................................................................................35

         3.19.    Deposit and Disbursement Accounts.............................................................35

         3.20.    [Intentionally omitted.]......................................................................35

         3.21.    Customer and Trade Relations..................................................................35

         3.22.    Agreements and Other Documents................................................................35

         3.23.    Solvency......................................................................................36

         3.24.    Year 2000 Problems............................................................................36

         3.25.    Acquisition Agreement.........................................................................36

         3.26.    Status of Acquisition Co. and Merger Co.......................................................37

         3.27.    Subordinated Debt.............................................................................37

4.       FINANCIAL STATEMENTS AND INFORMATION...................................................................37

         4.1.     Reports and Notices...........................................................................37

         4.2.     Communication with Accountants................................................................37

5.       AFFIRMATIVE COVENANTS..................................................................................38

         5.1.     Maintenance of Existence and Conduct of Business..............................................38

         5.2.     Payment of Obligations........................................................................38

         5.3.     Books and Records.............................................................................39

         5.4.     Insurance; Damage to or Destruction of Collateral.............................................39

         5.5.     Compliance with Laws..........................................................................40

         5.6.     Supplemental Disclosure.......................................................................41

         5.7.     Intellectual Property.........................................................................41

         5.8.     Environmental Matters.........................................................................41

         5.9.     Landlords' Agreements, Mortgagee Agreements and Bailee Letters................................42

         5.10.    Further Assurances............................................................................43

         5.11.    ERISA Event...................................................................................43

         5.12.    Interest Hedging Obligations..................................................................43

         5.13.    Lender Meeting................................................................................43

         5.14.    Subsidiary Collateral Documents...............................................................43

6.       NEGATIVE COVENANTS.....................................................................................43

         6.1.     Mergers, Subsidiaries, Etc....................................................................43

         6.2.     Investments; Loans and Advances...............................................................44

         6.3.     Indebtedness..................................................................................45

         6.4.     Employee Loans and Affiliate Transactions.....................................................46

         6.5.     Capital Structure and Business................................................................47

         6.6.     Guaranteed Indebtedness.......................................................................47

         6.7.     Liens.........................................................................................47

         6.8.     Sale of Stock and Assets......................................................................48

         6.9.     ERISA.........................................................................................48

         6.10.    Financial Covenants...........................................................................48

         6.11.    Hazardous Materials...........................................................................48

         6.12.    Sale-Leasebacks...............................................................................49

         6.13.    Cancellation of Indebtedness..................................................................49

         6.14.    Restricted Payments...........................................................................49

         6.15.    Change of Corporate Name or Location; Change of Fiscal Year...................................50

         6.16.    No Impairment of Intercompany Transfers.......................................................50

         6.17.    No Speculative Transactions...................................................................51

         6.18.    Changes Relating to Subordinated Debt.........................................................51

         6.19.    Status of Holdings............................................................................51

         6.20.    Sale or Discount of Accounts..................................................................51

7.       TERM...................................................................................................51

         7.1.     Termination...................................................................................51

         7.2.     Survival of Obligations Upon Termination of Financing Arrangements............................51

8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES.................................................................52

         8.1.     Events of Default.............................................................................52

         8.2.     Remedies......................................................................................54

         8.3.     Waivers by Credit Parties.....................................................................54

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENTS...................................................54

         9.1.     Assignment and Participations.................................................................54

         9.2.     Appointment of Agents.........................................................................56

         9.3.     Agent's Reliance, Etc.........................................................................57

         9.4.     GE Capital and Affiliates.....................................................................58

         9.5.     Lender Credit Decision........................................................................58

         9.6.     Indemnification...............................................................................58

         9.7.     Successor Agent...............................................................................59

         9.8.     Setoff and Sharing of Payments................................................................59

         9.9.     Advances; Payments; Non-Funding Lenders; Information; Actions in Concert......................60

10.      SUCCESSORS AND ASSIGNS.................................................................................62

         10.1.    Successors and Assigns........................................................................62

11.      MISCELLANEOUS..........................................................................................63

         11.1.    Complete Agreement; Modification of Agreement.................................................63

         11.2.    Amendments and Waivers........................................................................63

         11.3.    Fees and Expenses.............................................................................65

         11.4.    No Waiver.....................................................................................66

         11.5.    Remedies......................................................................................66

         11.6.    Severability..................................................................................66

         11.7.    Conflict of Terms.............................................................................67

         11.8.    Confidentiality...............................................................................67

         11.9.    GOVERNING LAW.................................................................................67

         11.10.   Notices.......................................................................................68

         11.11.   Section Titles................................................................................69

         11.12.   Counterparts..................................................................................69

         11.13.   WAIVER OF JURY TRIAL..........................................................................69

         11.14.   Press Releases................................................................................69

         11.15.   Reinstatement.................................................................................69

         11.16.   Advice of Counsel.............................................................................70

         11.17.   No Strict Construction........................................................................70

         11.18.   No Director and Officer Liability.............................................................70

                               INDEX OF APPENDICES

Exhibit 1.1(a)(i)                       -   Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)                      -   Form of Revolving Note
Exhibit 1.1(b)(A)                       -   Form of Term Note A
Exhibit 1.1(b)(B)                       -   Form of Term Note B
Exhibit 1.1(c)(ii)                      -   Form of Swing Line Note
Exhibit 1.5(e) -                        -   Form of Notice of Conversion/Continuation
Exhibit 4.1(b) -                        -   Form of Borrowing Base Certificate
Exhibit 9.1(a) -                        -   Form of Assignment Agreement
Disclosure Schedule (1.1(A))            -   Maximum Amount of Revolving Credit Advances
                                            on Closing Date
Disclosure Schedule  (1.1(B))           -   Responsible Individual
Disclosure Schedule  (1.4)              -   Sources and Uses; Funds Flow Memorandum
Disclosure Schedule  (3.2)              -   Executive Offices; FEIN
Disclosure Schedule  (3.4(A))           -   Financial Statements
Disclosure Schedule  (3.4(B))           -   Pro Forma
Disclosure Schedule  (3.4(C))           -   Projections
Disclosure Schedule  (3.6)              -   Real Estate and Leases
Disclosure Schedule  (3.7)              -   Labor Matters
Disclosure Schedule  (3.8)              -   Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule  (3.10)                 Margin Stock
Disclosure Schedule  (3.11)             -   Tax Matters
Disclosure Schedule  (3.12)             -   ERISA Plans
Disclosure Schedule  (3.13)             -   Litigation
Disclosure Schedule  (3.15)             -   Intellectual Property
Disclosure Schedule  (3.17)             -   Hazardous Materials
Disclosure Schedule  (3.18)             -   Insurance
Disclosure Schedule  (3.19)             -   Deposit and Disbursement Accounts
Disclosure Schedule  (3.20)             -   Government Contracts
Disclosure Schedule  (3.21)             -   Customer and Trade Relations
Disclosure Schedule  (3.22)             -   Material Agreements
Disclosure Schedule  (5.1)              -   Trade Names
Disclosure Schedule  (6.2(j))           -   Investment Contracts
Disclosure Schedule  (6.3)              -   Indebtedness
Disclosure Schedule  (6.4(a))           -   Transactions with Affiliates
Disclosure Schedule  (6.7)              -   Existing Liens
Disclosure Schedule (6.16(a))           -   Impairment of Intercompany Transfers
Disclosure Schedule
   (A-EBITDA)                           -   Adjustments to EBITDA
Disclosure Schedule (A-
   Funded Debt)                         -   Funded Debt
Annex A (Recitals)                      -   Definitions
Annex B (Section 1.2)                   -   Letters of Credit
Annex C (Section 1.8)                   -   Cash Management System

Annex D (Section 2.1(a))                -   Schedule of Additional Closing Documents
Annex E (Section 4.1(a))                -   Financial Statements and Projections - Reporting
Annex F (Section 4.1(b))                -   Collateral Reports
Annex G (Section 6.10)                  -   Financial Covenants
Annex H (Section 9.9(a))                -   Lenders' Wire Transfer Information
Annex I (Section 11.10)                 -   Notice Addresses
Annex J (from Annex A-
    Commitments definition)             -   Commitments as of Closing Date

          CREDIT AGREEMENT, dated as of April 13, 2000, among PLAYCORE WISCONSIN, INC., a Wisconsin corporation ("Borrower"), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Administrative Agent for Lenders, CREDIT AGRICOLE INDOSUEZ, a French banking institution acting through its New York Branch (in its individual capacity, "Indosuez"), for itself, as Lender, and as Documentation Agent for Lenders, and the other Lenders signatory hereto from time to time.

                                    RECITALS

          WHEREAS, Borrower desires that Lenders extend revolving and term credit facilities to Borrower of up to One Hundred Fifteen Million Dollars ($115,000,000) in the aggregate for the purpose of funding a portion of the Acquisition and Refinancing and to provide (a) working capital financing for Borrower and its Subsidiaries, and (b) funds for other general corporate purposes of Borrower and its Subsidiaries, and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

          WHEREAS, Borrower desires to secure all of its obligations under the Loan Documents by granting to Administrative Agent, for the benefit of itself, Documentation Agent and Lenders, a security interest in and lien upon all of its existing and after-acquired personal and owned real property; and

          WHEREAS, PlayCore, Inc., a Delaware corporation ("Holdings"), is willing to guaranty all of the obligations of Borrower to Lenders under the Loan Documents and to pledge to Administrative Agent, for the benefit of itself, Documentation Agent and Lenders, all of the capital stock of Borrower to secure such guaranty; and

          WHEREAS, Heartland Industries, Inc. (DE), a Delaware corporation ("Heartland"), is willing to guaranty all of the obligations of Borrower to Lenders under the Loan Documents and is willing to grant to Administrative Agent, for the benefit of itself, Documentation Agent and Lenders, a security interest in and lien upon all of its existing and after-acquired personal and owned real property to secure such guaranty; and

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

          1.1. Credit Facilities.

          (a) Revolving Credit Facility.

               (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Borrowing Base, in each case less the sum of the Letter of Credit Obligations and the Swing Line Loan outstanding at such time ("Borrowing Availability"); provided, however, that the aggregate amount of the Revolving Credit Advances outstanding on the Closing Date shall not exceed the amount provided in Disclosure Schedule (1.1(A)). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to the representative of Administrative Agent identified on Disclosure Schedule (1.1(B)) at the address specified thereon. Those notices must be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be reasonably required by Administrative Agent. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with Section 1.5(e).

               (ii) Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of Borrower to pay the amount of each Revolving Lender's Revolving Loan Commitment or, if less, the applicable Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

               (iii) At the request of Borrower, Agents at their discretion may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrower on behalf of Revolving Lenders in amounts which cause the outstanding balance of the aggregate Revolving Loan to exceed the Borrowing Base (less the Swing Line Loan) (any such excess Revolving Credit Advances are herein referred to collectively as "Overadvances"), and no such event or occurrence shall cause or constitute a waiver by Administrative Agent or Lenders of any Default or Event of Default that may result therefrom or of Administrative Agent's, the Swing Line Lender's or Revolving Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists or would result therefrom. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on demand. Except as otherwise provided in Section 1.11(b), the authority of Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed $3,000,000 at any time, shall not cause the Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Administrative Agent signed by Revolving Lenders holding a majority of the Revolving Loan Commitments.

          (b) Term Loans.

               (i) Subject to the terms and conditions hereof, (A) each Term A Lender agrees to: make a term loan on the Closing Date to Borrower (the "Term Loan A") in the original principal amount of its Term Loan A Commitment, and (B) each Term B Lender agrees to make a term loan on the Closing Date to Borrower (the "Term Loan B"; Term Loan A and Term Loan B, each a "Term Loan" and collectively, the "Term Loans") in the original principal amount of its Term Loan B Commitment. The obligations of each Term Lender hereunder shall be several and not joint. The Term Loan A shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b)(A) (each a "Term A Note" and collectively the "Term A Notes"), and Borrower shall execute and deliver a Term A Note to each Term A Lender. The Term Loan B shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b)(B) (each a "Term B Note" and collectively, the "Term B Notes"; the Term A Note and the Term B Note, each a "Term Note" and collectively, the "Term Notes"), and Borrower shall execute and deliver a Term B Note to each Term B Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender's respective Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.

               (ii) (A) Borrower shall pay the principal amount of the Term Loan A in twenty-four (24) consecutive quarterly installments on the first day of January, April, July and October of each year (except for the final installment), commencing October 1, 2000, as follows:

             Payment                                    Installment
              Date                                         Amount
             -------                                    -----------

         October 1, 2000                                 $  625,000

         January 1, 2001                                 $  625,000
         April 1, 2001                                   $  625,000
         July 1, 2001                                    $  625,000
         October 1, 2001                                 $  750,000

         January 1, 2002                                 $  750,000
         April 1, 2002                                   $  750,000
         July 1, 2002                                    $  750,000
         October 1, 2002                                 $1,000,000

         January 1, 2003                                 $1,000,000
         April 1, 2003                                   $1,000,000
         July 1, 2003                                    $1,000,000
         October 1, 2003                                 $1,250,000

         January 1, 2004                                 $1,250,000
         April 1, 2004                                   $1,250,000
         July 1, 2004                                    $1,250,000
         October 1, 2004                                 $1,312,500

         January 1, 2005                                 $1,312,500
         April 1, 2005                                   $1,312,500
         July 1, 2005                                    $1,312,500
         October 1, 2005                                 $1,312,500

         January 1, 2006                                 $1,312,500
         April 1, 2006                                   $1,312,500

         July 1, 2006                                    $1,312,500

     (B) Borrower shall pay the principal amount of the Term Loan B in twenty-eight quarterly installments on the first day of January, April, July and October of each year (except for the final installment), commencing October 1, 2000 as follows:

             Payment                                    Installment
              Date                                         Amount
             -------                                    -----------
         October 1, 2000                                 $  150,000

         January 1, 2001                                 $  150,000
         April 1, 2001                                   $  150,000
         July 1, 2001                                    $  150,000
         October 1, 2001                                 $  150,000

         January 1, 2002                                 $  150,000
         April 1, 2002                                   $  150,000
         July 1, 2002                                    $  150,000
         October 1, 2002                                 $  150,000

         January 1, 2003                                 $  150,000
         April 1, 2003                                   $  150,000
         July 1, 2003                                    $  150,000
         October 1, 2003                                 $  150,000

         January 1, 2004                                 $  150,000
         April 1, 2004                                   $  150,000
         July 1, 2004                                    $  150,000
         October 1, 2004                                 $  150,000

         January 1, 2005                                 $  150,000
         April 1, 2005                                   $  150,000
         July 1, 2005                                    $  150,000
         October 1, 2005                                 $7,125,000

         January 1, 2006                                 $7,125,000
         April 1, 2006                                   $7,125,000
         July 1, 2006                                    $7,125,000
         October 1, 2006                                 $7,125,000

         January 1, 2007                                 $7,125,000
         April 1, 2007                                   $7,125,000

         July 1, 2007                                    $7,125,000

          Notwithstanding the foregoing, the aggregate outstanding principal balance of the Term Loans shall be due and payable in full in immediately available funds on the Commitment Termination Date (other than its schedule date as set forth in clause (a) of the definition thereof with respect to Term Loan
B), if not sooner paid in full.

               (iii) Each payment of principal with respect to each of the Term Loans shall be paid to Administrative Agent for the ratable benefit of each applicable Term Lender, ratably in proportion to each such Term Lender's respective Term Loan Commitment.

          (c) Swing Line Facility.

               (i) Administrative Agent shall notify the Swing Line Lender upon Administrative Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and (except for Overadvances) the Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time ("Swing Line Availability"). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this
     Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit advance delivered by Borrower to Administrative Agent in accordance with Section 1.1(a). Those notices must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan on the Commitment Termination Date, or upon demand therefor by Administrative Agent, in which event such Swing Line Loan shall be deemed converted to a Revolving Credit Advance.

               (ii) Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c)(ii) (the "Swing Line Note"). The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in Section
     1.5. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations related hereto shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

               (iii) Refunding of Swing Line Loans. The Swing Line Lender, at any time and from time to time in its sole and absolute discretion on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) may request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to such Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1(i) shall have occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Administrative Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

               (iv) Participation in Swing Line Loans. If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 8.1(h) or 8.1(i) shall have occurred, then, subject to the provisions of Section 1.1(c)(v) below, each Revolving Lender will, on the date such Revolving Credit Advance was to have been made for the benefit of Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation. Settlement of payments received in respect of Swing Line Loans hereunder shall be made at least weekly.

               (v) Revolving Lenders' Obligations Unconditional. Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with
     Section 1.1(c)(iii) and to purchase participating interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Administrative Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

          (d) Reliance on Notices. Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Administrative Agent to be genuine. Administrative Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Administrative Agent has actual knowledge to the contrary.

          1.2. Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

          1.3. Prepayments.

          (a) Voluntary Prepayments. Borrower may at any time on at least five
(5) days' prior written notice to Administrative Agent (i) voluntarily prepay all or part of any of the Term Loans and/or (ii) voluntarily prepay all or part of the Revolving Loan and permanently reduce (but not terminate the Revolving Loan Commitment; provided that (A) any such prepayments or reductions shall be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of such amount and (B) the Revolving Loan Commitment shall not be reduced to an amount less than $15,000,000. Borrower may at any time on at least five (5) days' prior written notice to Administrative Agent terminate the Revolving Loan Commitment, provided that upon such termination all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such reduction or termination of the Revolving Loan Commitment must be accompanied by the payment of the fee required by Section 1.9, if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such prepayment and reduction or termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit (as defined in Annex B), provided that the L/C Sublimit shall not be more than 50% of the Revolving Loan Commitment. Each notice of partial prepayment shall designate the Loan or other Obligations to which such prepayment is to be applied, provided that any partial prepayments of any of the Term Loans made by Borrower shall be applied to prepay the scheduled installments of the respective Term Loan in inverse order of maturity.

          (b) Mandatory Prepayments.

               (i) If at any time the outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, less, in each case, the outstanding Swing Line Loan at such time, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess and at Borrower's option, applied first to such Revolving Credit Advances which are Index Rate Loans. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid only on demand.

               (ii) Promptly, but in any event within five (5) Business Days, following receipt by any Credit Party of cash proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Section 6.8(a), (d), (e) or (f) or any sale of Stock of any Subsidiary of any Credit Party), Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) all sales, transfer and recording taxes,

     (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith and (E) appropriate amounts to be provided by a Credit Party as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such asset disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such asset disposition; provided that to the extent any reserve, or part thereof, under this Section 1.3(b)(ii) is reversed or is no longer applicable, such amount shall be applied toward prepayment of the Loans as provided in this Section. Any such prepayment shall be applied in accordance with clause (c) below.

               (iii) If Holdings, Borrower or any of Borrower's Subsidiaries issues Stock or debt securities permitted hereunder, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such cash proceeds, net of all discounts and commissions or brokerage fees and other reasonable costs paid to non-Affiliates in connection therewith and net of any transfer, recording or similar taxes. The foregoing shall not apply to
     (A) directors qualifying shares, (B) pro rata issuances to minority shareholders, (C) sales of Holdings Stock for acquisitions of assets or business or entities becoming Subsidiaries, (D) sales of Stock pursuant to stock options or incentive plans of Holdings, (E) private sales of Holdings Stock up to an aggregate of $7,000,000 during the term of this Agreement,
     (F) intercompany equity and debt issuances between and among Credit Parties and (G) all Indebtedness permitted under Section 6.3(a)(iv), (vi), (viii),
     (ix), (x) and any refinancing thereof. Any such prepayment shall be applied in accordance with clause (c) below.

               (iv) Until the Termination Date, Borrower shall prepay the Obligations on the earlier of the date which is ninety (90) days after (A) the date on which Borrower's annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Annex E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Annex E, in an amount equal to: (x) seventy-five percent (75%) of Excess Cash Flow for the immediately preceding Fiscal Year if the Leverage Ratio as of such date is greater than or equal to 3.5:1.0 and (y) fifty percent (50%) of Excess Cash Flow for the immediately preceding Fiscal Year if the Leverage Ratio as of such date is less than 3.5:1.0. Any prepayments from Excess Cash Flow paid pursuant to this clause
     (iv) shall be applied in accordance with clause (c) below. Each such prepayment shall be accompanied by a certificate signed by Borrower's chief financial officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance satisfactory to Administrative Agent.

          (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to clauses (b)(ii), (b)(iii), or (b)(iv) above shall be applied as follows: first, to Fees and reimbursable expenses of each Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on each of the Loans on a pro rata basis; third, to prepay the scheduled installments of each of the Loans on a pro rata basis in inverse order of maturity, until each of the Term Loans shall have been prepaid in full; fourth, to the principal balance of the Swing Line Loan until the same shall have been repaid in full; fifth, to the outstanding principal balance of Revolving Credit Advances which are Index Rate Loans first, then to those which are LIBOR Rate Loans, until the same shall have been paid in full; and sixth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. Each of the Revolving Loan Commitment and the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments. Notwithstanding the foregoing, so long as the Term Loan A is outstanding, each Term B Lender shall have the right to refuse all or a portion of such prepayment allocable to its Term Loan B, and such amount so refused shall be applied to prepay the Term Loan A.

          (d) Application of Prepayments from Insurance Proceeds. Prepayments from insurance proceeds in accordance with Section 5.4(c) shall be applied as follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied first, to the Swing Line Loans and, second, to the Revolving Credit Advances; insurance proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied on a pro rata basis to scheduled installments of the Term Loans in inverse order of maturity. The Revolving Loan Commitment and the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments. If the precise amount of insurance proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Administrative Agent, subject to the approval of Requisite Lenders.

          (e) Nothing in this Section 1.3 shall be construed to constitute Administrative Agent's or any Lender's consent to any transaction referred to in clauses (b)(ii) and (b)(iii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

          1.4. Use of Proceeds. Borrower shall utilize the proceeds of the Term Loans and the Revolving Loan made on the Closing Date solely for the Acquisition and the Refinancing (and to pay any related transaction fees and expenses), and the proceeds of the Revolving Loan made thereafter for the financing of Borrower's and its Subsidiaries' ordinary working capital and general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14). Disclosure Schedule (1.4) contains a description of Borrower's sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses. Proceeds from equity issuances and the Subordinated Debt shall be used first to acquire the outstanding equity of Holdings.

          1.5. Interest and Applicable Margins.

          (a) Borrower shall pay interest to Administrative Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to the Term Loan A, the Index Rate plus the Applicable Term Loan A Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan A LIBOR Margin per annum; and (iii) with respect to Term Loan B, the Index Rate plus the Applicable Term Loan B Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan B LIBOR Margin per annum; and (iv) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

          The Applicable Revolver Index Margin, Applicable Revolver LIBOR Margin, Applicable Term Loan A Index Margin, Applicable Term Loan A LIBOR Margin, Applicable Term Loan B Index Margin, Applicable Term Loan B LIBOR Margin and Applicable L/C Margin will be 1.75%, 3.50%, 1.75%, 3.50%, 2.25%, 4.00% and
3.50% per annum, respectively, as of the Closing Date. The Applicable Margins for the Revolving Loan and the Term Loan A and the Applicable L/C Margin will be adjusted (up only) prospectively on a quarterly basis as determined by Borrower's consolidated financial performance for the immediately preceding four Fiscal Quarters, commencing with the first day of the first calendar month that occurs more than five (5) days after delivery of Borrower's quarterly Financial Statements to Administrative Agent for the first Fiscal Quarter ending following the Closing Date. From and after the first day of the first calendar month that occurs more than five (5) days after delivery of Borrower's quarterly Financial Statements to Administrative Agent for the Fiscal Quarter ending after the first six months following the Closing Date, the Applicable Margins for the Revolving Loan and the Term Loan A and the Applicable L/C Margin will be adjusted (up or down) prospectively on a quarterly basis, based on Borrower's consolidated financial performance for the immediately preceding four Fiscal Quarters. Adjustments in Applicable Margins will be determined by reference to the following grids:

                                                        LEVEL OF
          IF LEVERAGE RATIO IS:                    APPLICABLE MARGINS:
          --------------------                     ------------------
             > or = to 4.75                        Level I
 > or = to 4.25, but < 4.75                        Level II
 > or = to 3.75, but < 4.25                        Level III
 > or = to 3.25, but < 3.75                        Level IV

                     < 3.25                        Level V

                                                          APPLICABLE MARGINS
                            -----------------------------------------------------------------------------
                            LEVEL I          LEVEL II         LEVEL III         LEVEL IV          LEVEL V
                            -------          --------         ---------         --------          -------
Applicable Revolver         2.00%            1.75%             1.50%            1.25%             1.00%
Index Margin

Applicable Revolver         3.75%            3.50%             3.25%            3.00%             2.75%
LIBOR Margin

Applicable Term Loan A      2.00%            1.75%             1.50%            1.25%             1.00%
Index Margin

Applicable Term Loan A      3.75%            3.50%             3.25%            3.00%             2.75%
LIBOR Margin

Applicable Term Loan B      2.50%            2.25%             2.00%            2.00%             2.00%
Index Margin

Applicable Term Loan B      4.25%            4.00%             3.75%            3.75%             3.75%
LIBOR Margin

Applicable L/C Margin       3.75%            3.50%             3.25%            3.00%             2.75%


          Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Administrative Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the fifth Business Day following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or an Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the fifth Business Day following the date on which such Default or Event of Default is waived or cured.

          (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) All computations of Fees calculated on a per annum basis and interest shall be made by Administrative Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Administrative Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

          (d) So long as any Default or Event of Default shall have occurred and be continuing, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percent (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

          (e) Except with respect to clause (iii) below, so long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, an Index Rate Loan must be in a minimum amount of $250,000 and integral multiples of $100,000 in excess of such amount. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to
(1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or the additional conditions precedent set forth in
Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Administrative Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). No Loan may be made as or converted into a LIBOR Loan until the earlier of (a) forty-five (45) days after the Closing Date unless otherwise consented to by Administrative Agent or (b) the completion of the syndication of the Loans hereunder, as determined by Administrative Agent, or an Affiliate thereof, in its sole discretion.

          (f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Administrative Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Administrative Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

          1.6. Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Administrative Agent and on other information available to it, Administrative Agent shall in its reasonable credit judgment determine which Accounts of Borrower and Heartland shall not constitute "Eligible Accounts" for purposes of this Agreement. In determining whether a particular Account constitutes an Eligible Account, Administrative Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies unless otherwise approved in writing by Administrative Agent. Agents reserve the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Requisite Revolving Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available in excess of $3,000,000 of additional credit. Eligible Accounts shall not include any Account of Borrower or Heartland unless otherwise approved in writing by Administrative Agent:

          (a) which does not arise from the sale of goods or the performance of services by Borrower or Heartland in the ordinary course of its business;

          (b) (i) upon which Borrower's or Heartland's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower or Heartland is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's or Heartland's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

          (c) in the event that any defense, counterclaim, setoff or dispute is asserted as to such Account to the extent of the amount of such defense, counterclaim, setoff or dispute (excluding accrued advertising and volume rebates);

          (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

          (e) with respect to which an invoice, reasonably acceptable to Administrative Agent in form and substance, has not been sent to the applicable Account Debtor;

          (f) that (i) is not owned by Borrower or Heartland or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders;

          (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party;

          (h) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the provinces of Quebec, Newfoundland, Nova Scotia and Prince Edward Island) unless payment thereof is assured by a letter of credit assigned and delivered to Administrative Agent or receivables insurance, satisfactory to Administrative Agent as to form, amount and issuer;

          (i) to the extent Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any Subsidiary thereof but only to the extent of the potential offset;

          (j) that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

          (k) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

               (i) it is not paid within the earlier of: sixty (60) days following its due date or one hundred and fifty (150) days following its original invoice date;

               (ii) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

               (iii) if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

          (l) which is the obligation of an Account Debtor if fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

          (m) as to which Administrative Agent's Lien thereon, on behalf of itself, Documentation Agent and Lenders, is not a first priority perfected Lien;

          (n) as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or the Security Agreement is untrue;

          (o) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

          (p) to the extent such Account debtor exceeds any credit limit established by Agent, in its reasonable discretion after ten (10) days prior written notice to Borrower, as to Accounts created thereafter;

          (q) to the extent that such Account, together with all other Accounts owing to such Account Debtor and its Affiliates as of any date of determination exceed twenty-five percent (25%) of all Eligible Accounts;

          (r) which is payable in any currency other than Dollars; or

          (s) which, as to prospective Account balances (but not the then outstanding Account balances), is unacceptable to Administrative Agent in its reasonable credit judgment.

          1.7. Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower to Administrative Agent and on other information available to it, Administrative Agent shall in its reasonable credit judgment determine which Inventory of Borrower, Heartland or other Guarantor (other than Holdings) shall not constitute "Eligible Inventory" for purposes of this Agreement. In determining whether any particular Inventory constitutes Eligible Inventory, Administrative Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies unless otherwise approved in writing by Administrative Agent. Agents reserve the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Inventory in its reasonable credit judgment, subject to the approval of Requisite Revolving Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available in excess of $3,000,000 of additional credit. Eligible Inventory shall not include any Inventory of Borrower, Heartland or any other Guarantor (other than Holdings) unless otherwise approved in writing by Administrative Agent that:

          (a) is not owned by such Credit Party free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Credit Party's performance with respect to that

Inventory), except the Liens in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders;

          (b) is (i) not located on premises owned or leased by such Credit Party or (ii) is stored with a bailee, warehouseman or similar Person, unless Administrative Agent has given its prior consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to Administrative Agent, or (y) Reserves satisfactory to Administrative Agent have been established with respect thereto, or (iii) other than with respect to Heartland, located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

          (c) is placed on consignment or is in transit;

          (d) is covered by a negotiable document of title, unless such document has been delivered to Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of Administrative Agent and Lenders;

          (e) in Administrative Agent's reasonable determination, is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale to the extent not previously covered by reserves on such Credit Party's balance sheet;

          (f) consists of display items (excluding Heartland display items and other Inventory that are or will be for sale in the ordinary course of business) or packing or shipping materials, manufacturing supplies, or replacement parts;

          (g) consists of goods which have been returned by the buyer and are not resaleable in the ordinary course of business;

          (h) is not of a type held for sale in the ordinary course of such Credit Party's business;

          (i) as to which Administrative Agent's Lien, on behalf of itself, Documentation Agent and Lenders, therein is not a first priority perfected Lien;

          (j) as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or the Security Agreement is untrue;

          (k) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

          (l) is not covered by casualty insurance acceptable to Administrative Agent; or

          (m) which, as to prospective (but not the then existing) Inventory, is otherwise unacceptable to Administrative Agent in its reasonable credit judgment.

          1.8. Cash Management Systems. Promptly, but in any event within thirty
(30) days after the Closing Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described on Annex C (the "Cash Management Systems").

          1.9. Fees. Borrower shall pay to GE Capital and Indosuez, each individually, the Fees specified in that certain fee letter dated January 14, 2000 among Chartwell Investments II LLC, GE Capital and Indosuez (the "GE Capital Fee Letter"), at the times specified for payment therein.

               As additional compensation for the Revolving Lenders, Borrower agrees to pay to Administrative Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds in an amount equal to 0.50% per annum (calculated on the basis of a 360-day year for actual days elapsed) of the difference between
(x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which such fee is due.

          1.10. Receipt of Payments. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day shall be deemed solely for such purposes to have been received on the following Business Day.

          1.11. Application and Allocation of Payments.

          (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event or Default shall have occurred and be continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Administrative Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Administrative Agent may deem advisable notwithstanding any previous entry by Administrative Agent in the Loan Account or any other books and records. In the absence of a specific determination by Administrative Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Administrative Agent's expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other

Loans and outstanding Letter of Credit Obligations; and (6) to all other Obligations including expenses of Lenders to the extent reimbursable under
Section 11.3.

          (b) Administrative Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if such charges would cause the aggregate balance of the Revolving Loan and the Swing Line Loan to exceed Borrowing Availability. At Administrative Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

          1.12. Loan Account and Accounting. Administrative Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances and each of the Term Loans, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Administrative Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agents and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Administrative Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower notifies Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within forty-five (45) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

          1.13. Indemnity.

          (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agents, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (other than those solely among Lenders and/or Agents) (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct; and provided, further, that notwithstanding the foregoing, if the Closing Date does not occur, only Acquisition Co. and, as set forth in Section 11.1, Chartwell, shall be liable for any indemnification to an Indemnified Person pursuant to this Section 1.13. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

          (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. In the case of a LIBOR Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current LIBOR Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBOR Rate for such LIBOR Period, over
(ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR

Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

          1.14. Access. Each Credit Party which is a party hereto shall, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Administrative Agent determines to be appropriate: (a) provide Administrative Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Administrative Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Administrative Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by the Administrative Agent, each such Credit Party shall provide such access to Administrative Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrower shall provide Administrative Agent and each Lender with access to its suppliers and customers. Each Credit Party shall make available to Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Administrative Agent may request. Each Credit Party shall deliver any document or instrument necessary for Administrative Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Administrative Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Administrative Agent's representatives on regularly scheduled audits at no charge to Borrower.

          1.15. Taxes.

          (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Administrative Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

          (b) Each Credit Party that is a signatory hereto shall indemnify and, within ten (10) days of demand therefor, pay Administrative Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Administrative Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

          (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Administrative Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Administrative Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

          (d) If any Lender shall become aware that it is entitled to receive a refund or credit (such credit to include any increase in any foreign tax credit) as a result of indemnified Taxes (including any penalties or interest with respect thereto) as to which it has been indemnified by Borrower pursuant to this Section 1.15, it shall promptly notify Borrower of the availability of such refund or credit and shall, within 30 days after receipt of a request by the Borrower, apply for such refund or credit at Borrower's expense, and in the case of any application for such refund or credit by Borrower, shall, if legally able to do so, deliver to Borrower such certificates, forms or other documentation as may be reasonably necessary to assist Borrower in such application. If any Lender receives a refund or credit (such credit to include any increase in any foreign tax credit) in respect to any indemnified Taxes as to which it has been indemnified by Borrower pursuant to this Section 1.15, it shall promptly notify Borrower of such refund or credit and shall, within 30 days after receipt of such refund or the benefit of such credit (such benefit to include any reduction of the taxes for which any Lender would otherwise be liable due to any increase in any foreign tax credit available to such Lender), repay the amount of such refund or benefit of such credit (with respect to the credit, as determined by the Lender in its sole judgment) to Borrower to the extent of amounts that have been paid by Borrower under this Section 1.15 with respect to indemnified Taxes giving rise to such refund or credit), plus any interest received with respect thereto, net of all reasonable out-of-pocket expenses of such Lender and without interest (other than interest actually received from the relevant taxing authority or other Governmental Authority with respect to such refund or credit); provided, however, that the Borrower, upon the request of such Lender, agrees to return the amount of such refund or benefit of such credit (plus interest) to such Lender in the event such Lender is required to repay the amount of such refund or benefit of such credit to the relevant taxing authority or other Governmental Authority.

          1.16. Capital Adequacy; Increased Costs; Illegality.

          (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Administrative Agent) pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

          (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Administrative Agent), pay to Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Administrative Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).

          (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

          (d) Replacement of Lender in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.15(a), 1.16(a) or 1.16(b), Borrower may, at its option, notify Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Administrative Agent, which shall not be unreasonably withheld, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Administrative Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

     Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this
Section 1.16(d) with respect to such Affected Lender shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

          (e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender (or such Lender's holding company) pursuant to this Section for any increased costs or reductions incurred more than two hundred and seventy
(270) days prior to the date that such Lender notifies the Borrower of the change in law or regulation (or change in interpretation thereof) giving rise to such increased costs or reductions and of such Lender's intention to claim compensation thereof; provided, further, that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          1.17. Single Loan. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

2. CONDITIONS PRECEDENT

          2.1. Conditions to the Initial Loans.

          No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Administrative Agent, or waived in writing by Administrative Agent and Lenders:

          (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, each Credit Party, Agents and Lenders; and Administrative Agent shall have received such documents, instruments, agreements and legal opinions as Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance satisfactory to Administrative Agent.

          (b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Administrative Agent shall have received a fully executed original of a pay-off letter satisfactory to Administrative Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loans and the initial Revolving Credit Advance and all Liens upon any of the property of Borrower or any other Credit Party in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment, except no more than $600,000 in Prior Lender Obligations under the 10% Convertible Subordinated Debentures due 2004 issued by Holdings, which shall be paid in full within 60 days after the Closing Date; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Administrative Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Administrative Agent, Borrower and Prior Lender.

          (c) Approvals. Administrative Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required material waivers, consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance satisfactory to Administrative Agent affirming that no such waivers, consents or approvals are required.

          (d) Opening Availability. The Eligible Accounts and Eligible Inventory of Borrower supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Administrative Agent, to provide Borrower with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales and deterioration of working capital) of an amount acceptable to Administrative Agent.

          (e) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have contemporaneously reimbursed Agents for all fees, costs and expenses of closing presented as of the Closing Date.

          (f) Capital Structure; Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Administrative Agent in its sole discretion, it being understood that the form of the Subordinated Notes, dated the date hereof, is acceptable to Administrative Agent.

          (g) Consummation of Related Transactions. Administrative Agent shall have received fully executed copies of the Acquisition Agreement and each of the other Related Transactions Documents, each of which shall be in form and substance satisfactory to Administrative Agent and its counsel, it being understood that the forms of the Acquisition Agreement and any other Transaction Documents, each dated the date hereof, are acceptable to Administrative Agent. The Acquisition and the other Related Transactions (other than the Merger) shall have been consummated or be contemporaneously consummated on the Closing Date in accordance with the terms of the Acquisition Agreement and the other Related Transactions Documents and without waiver of any conditions unless consented to by the Administrative Agent. On terms acceptable to Administrative Agent, the Permitted Holders shall have contributed at least $70,000,000 in equity to Acquisition Co. and on the Closing Date, Acquisition Co. shall purchase from the principal shareholders of Holdings for (or otherwise made a capital contribution to Merger Co. in an amount of) at least $70,000,000, and Borrower shall have issued the Subordinated Debt.

          (h) Credit Ratings. Each of the Loans hereunder shall have been rated by a nationally recognized rating agency acceptable to Administrative Agent.

          (i) Market Conditions. Since January 14, 2000, there shall have been no material change in loan syndication, financial or capital market conditions in general that, in the judgment of Administrative Agent, or GECC Capital Markets Group, Inc., would impair the syndication of the Loans hereunder.

          (j) Closing Date. The Closing Date shall have occurred on or prior to May 30, 2000.

          (k) Leverage Ratios. As of March 31, 2000, but after giving pro forma effect to the transactions contemplated by the Loan Documents, Borrower shall have a Leverage Ratio for the 12-month period then ended of not more than 4.60:1.0 and a Senior Leverage Ratio for such period of not more than 3.60:1.0.

          2.2. Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

          (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect in any material respect (except for representations or warranties subject to a materiality or Material Adverse Effect exception, which shall be true and correct in all respects) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

          (b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof; or

          (c) (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Administrative Agent or Requisite Revolving Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation so long as that Default is continuing; or

          (d) After giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, less, in each case, the then outstanding principal amount of the Swing Line Loan; or

          (e) After giving effect to any Swing Line Advance, the outstanding principal amount of the Swing Line Loan would exceed Swing Line Availability.

The request and acceptance by Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Administrative Agent's Liens, on behalf of itself, Documentation Agent and Lenders, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

          To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to each Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

          3.1. Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (e) is in compliance with its charter and by-laws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.2. Executive Offices; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2), and except as set forth on such Disclosure Schedule (3.2), none of such locations have changed within the twelve (12) months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

          3.3. Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) except consents which have been obtained and except for Prior Lender Obligations to be paid on or prior to the Closing Date, do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date, and except for Prior Lender Obligations to be paid on or prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

          3.4. Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Holdings and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

          (a) The following Financial Statements attached hereto as Disclosure Schedule (3.4(A)) have been delivered on the date hereof:

               (i) The audited consolidated and unaudited consolidating balance sheets at December 31, 1999 and the related statements of income and cash flows of Holdings and its Subsidiaries for the Fiscal Year then ended, certified (as to the consolidated statements) by Ernst & Young LLP.

               (ii) The unaudited balance sheets at March 31, 2000 and the related statements of income and cash flows of Holdings and its Subsidiaries for the Fiscal Quarters then ended.

               (iii) The unaudited balance sheets at the last day of each month from January 2000 through the Closing Date and the related statements of income and cash flows of Holdings and its Subsidiaries for the Fiscal Months then ended.

          (b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(B)) was prepared by Borrower giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries dated March 31, 2000, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP, provided that such Pro Forma is updated immediately prior to the Closing Date and is acceptable to Administrative Agent.

          (c) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(C)) have been prepared by Borrower in light of the past operations of its businesses, but including future payments of known material contingent liabilities, and reflect projections on a month by month basis through 2001 and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Any forward looking statements contained therein are inherently subject to risk and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth therein or contemplated by the forward looking statements contained therein.

          (d) EBITDA Adjustments. The schedule of adjustments to EBITDA of Borrower delivered on the date hereof and attached hereto as Disclosure Schedule (A-EBITDA) and the adjustments referred to therein have been prepared by Borrower to adjust EBITDA to reflect normalized EBITDA of Borrower.

          3.5. Material Adverse Effect. Between December 31, 1999 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments and there has been no decrease in the assets of the Credit Parties, which are not reflected in the Pro Forma and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, (c) no Credit Party is in default and to the best of Borrower's knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (d) no event has occurred, which alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Between December 31, 1999 and the Closing Date no event, including, without limitation, the commencement of any Litigation, has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

          3.6. Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof satisfactory to Administrative Agent have been delivered to Administrative Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor or sublessor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances and Liens being released on the Closing Date, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances, Liens equal and ratable to the Subordinated Debt (to the extent permitted by the Subordinated Notes), and Liens being released on the Closing Date. Each Credit Party has received all deeds, assignments, waivers, consents, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights to acquire a fee simple interest in real property pertaining to any Real Estate. Except as set forth in Disclosure Schedule (3.6), as of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. All permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Liens granted to Administrative Agent, on behalf of itself, Documentation Agent and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

          3.7. Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement or any management agreement, consulting agreement or employment agreement involving annual payment in excess of $100,000 (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Administrative Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

          3.8. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), no Credit Party is engaged in any joint venture or partnership with any other Person or is an Affiliate of any other Person or, as of the Closing Date, has any Subsidiaries. All of the issued and outstanding Stock of each Credit Party other than Holdings prior to the Merger is owned of record by each of the stockholders and in the amounts set forth on Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)). Holdings does not have any assets (except Stock of Borrower), cash or cash equivalents of more than $250,000 (and other than cash on hand required to be used to pay expenses due within ninety (90) days) nor any Indebtedness or Guaranteed Indebtedness (except the Obligations and the Subordinated Debt) other than Indebtedness permitted by Section 6.3.

          3.9. Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power

Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

          3.10. Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). Except as set forth on Disclosure Schedule 3.10, no Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

          3.11. Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) lists those tax returns since 1996 that have been audited, and indicates those tax returns that are currently the subject of audit and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11) as of the Closing Date, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any
Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect. The pro forma Financial Statements delivered pursuant to Section 3.4 reflect all estimated Taxes resulting from transactions contemplated by the Related Transactions Documents.

          3.12. ERISA.

          (a) Disclosure Schedule (3.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Administrative Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any Plan, Multiemployer Plan or Title IV Plan. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by
Section 4975 of the IRC.

          (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

          3.13. No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $100,000 or injunctive relief or alleges criminal misconduct of any Credit Party.

          3.14. Brokers. No broker or finder (except Donaldson, Lufkin & Jenrette Securities Corporation and Chartwell Investments II, L.L.C. in connection with the Acquisition) acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party has any obligation to any other Person in respect of any finder's or brokerage fees in connection therewith.

          3.15. Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15) hereto. All of the foregoing are in full force and effect, and each of the Credit Parties is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or creates a risk of resulting, in any Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit the revocation or termination of any such license, franchise or other right or which affects the rights of any of the Credit Parties thereunder so as to result, or to create a risk of resulting, in any Material Adverse Effect. No litigation or other proceeding or dispute exists with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing which has resulted, or creates a risk of resulting, in any Material Adverse Effect.

          3.16. Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Any forward looking statements contained therein are inherently subject to risk and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. Future events and actual results, financial or otherwise, could differ materially from those set forth therein or contemplated by the forward looking statements contained therein.

          3.17. Environmental Matters.

          (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental

Liabilities of such Credit Party which could reasonably be expected to have a Material Adverse Effect, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $25,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Administrative Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

          (b) Each Credit Party hereby acknowledges and agrees that Administrative Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

          3.18. Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

          3.19. Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

          3.20. [Intentionally omitted.]

          3.21. Customer and Trade Relations. Except as set forth in Disclosure Schedule (3.21), as of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier material to its operations.

          3.22. Agreements and Other Documents. (a) As of the Closing Date, each Credit Party has provided to Administrative Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which are listed on Disclosure Schedule (3.22): supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; any agreement (or group of related agreements) under which such Credit Party has created, incurred, assumed, or guaranteed any Indebtedness in excess of $100,000, including any Capital Lease Obligation, or under which it has imposed a Lien on any of its assets, tangible or intangible; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

          (b) Except as set forth in Disclosure Schedule (3.22), the Credit Parties hold all material permits and licenses from all Governmental Authorities that are necessary for the operation of their businesses. Except as set forth in Disclosure Schedule (3.22), the Credit Parties are in substantial compliance with the terms of such permits and licenses.

          3.23. Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, (c) the Acquisition, the Refinancing and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.

          3.24. Year 2000 Problems. Each Credit Party has eliminated all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

          3.25. Acquisition Agreement. As of the Closing Date, Borrower has delivered to Administrative Agent a complete and correct copy of the Acquisition Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). The total consideration paid in connection with the Acquisition and Refinancing does not exceed an amount acceptable to Administrative Agent and inclusive of the fees payable to Donaldson Lufkin & Jenrette Securities Corporation referred to in Section 3.14 and aggregate fees and closing costs in connection therewith (including rating agency fees and those fees and expenses payable to Agents and Lenders) do not exceed an amount acceptable to Administrative Agent and inclusive of the fees payable to Chartwell Investments II, L.L.C. referred to in Section 3.14. No Credit Party and no other Person party thereto is in default in the performance or compliance with any provisions thereof. The Acquisition Agreement complies with, and the Acquisition has been consummated in accordance with, all applicable laws. The Acquisition Agreement is in full force and effect as of the Closing Date, has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over any party thereto, any Credit Party and other Persons referenced therein, with respect to the transactions contemplated by the Acquisition Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Acquisition Agreement or to the conduct by any Credit Party of its business thereafter. Each of the representations and warranties in, and given by each party to the Acquisition Agreement is true and correct in all material respects.

          3.26. Status of Acquisition Co. and Merger Co. Prior to the date of the consummation of the Merger, each of Acquisition Co. and Merger Co. will not have engaged in any business or incurred any Indebtedness or any liabilities (except in connection with its corporate formation and the Related Transactions Documents).

          3.27. Subordinated Debt. As of the Closing Date, Borrower has delivered to Administrative Agent a complete and correct copy of the Subordinated Notes (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Borrower has the corporate power and authority to incur the Indebtedness evidenced by the Subordinated Notes. The subordination provisions of the Subordinated Notes are enforceable against the holders of the Subordinated Notes by Agents and Lenders. All Obligations, including the Obligations to pay principal of and interest on the Loans and the Letter of Credit Obligations, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Notes. The principal of and interest on the Notes, all Letter of Credit Obligations and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Debt. Borrower acknowledges that each Agent and each Lender are entering into this Agreement and are extending the Commitments in reliance upon the subordination provisions of the Subordinated Notes and this Section 3.27.

4. FINANCIAL STATEMENTS AND INFORMATION

          4.1. Reports and Notices.

          (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Administrative Agent, Documentation Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

          (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Administrative Agent, Documentation Agent and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of
Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

          4.2. Communication with Accountants. Each Credit Party executing this Agreement authorizes Administrative Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants including Ernst & Young LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Administrative Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5. AFFIRMATIVE COVENANTS

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

          5.1. Maintenance of Existence and Conduct of Business. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence (except as permitted by Section 6.1) and its rights and franchises material to the conduct of the business of Borrower and its Subsidiaries taken as a whole, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1), as the same may be supplemented from time to time by 30 days' advance written notice to Administrative Agent.

          5.2. Payment of Obligations.

          (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

          (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in
Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) no Lien (other than Permitted Encumbrances) shall be imposed to secure payment of such Charges that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Administrative Agent evidence acceptable to Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and (v) Administrative Agent has not advised Borrower in writing that Administrative Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

          5.3. Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(A)).

          5.4. Insurance; Damage to or Destruction of Collateral.

          (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof, or otherwise in form and amounts substantially similar to such policies in effect on the date hereof and with insurers with an A.M. Best rating of A- or better. The Credit Parties shall provide thirty (30) days advance notice to Administrative Agent of any non-renewal, cancellation or amendment of such policies of insurance. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Administrative Agent deems advisable. Administrative Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.

          (b) Administrative Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Administrative Agent's opinion, adequately protect both Agents' and Lenders' interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Administrative Agent, each Credit Party shall deliver to Administrative Agent from time to time a report of a reputable insurance broker, satisfactory to Administrative Agent, with respect to its insurance policies.

          (c) Each Credit Party shall deliver to Administrative Agent, in form and substance satisfactory to Administrative Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Administrative Agent, on behalf of itself and Lenders, as additional loss payee, and (ii) all general liability and other liability policies naming Administrative Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Administrative Agent (and all officers, employees or agents designated by Administrative Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $500,000, as each Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of each Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk"


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


policies of insurance. Administrative Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Administrative Agent of any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Administrative Agent in the collection or handling thereof, Administrative Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d), provided that in the case of insurance proceeds pertaining to any Credit Party other than Borrower, such insurance proceeds shall be applied to the Loans owing by Borrower, or permit or require each Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $5,000,000 in the aggregate, Administrative Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 360 days of such casualty, Administrative Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d); provided further that in the case of insurance proceeds pertaining to any Credit Party other than Borrower, such insurance proceeds shall be applied to the Loans owing by Borrower. All insurance proceeds which are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Administrative Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Administrative Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to such Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Revolving Credit Advance or release from the cash collateral account be made to such Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Administrative Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d); provided that in the case of insurance proceeds pertaining to any Credit Party other than Borrower, such insurance proceeds shall be applied to the Loans owing by Borrower.

          5.5. Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including, without limitation, those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.6. Supplemental Disclosure. From time to time as may be requested by Administrative Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Administrative Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

          5.7. Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

          5.8. Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Administrative Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities having a Material Adverse Effect; and (d) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities having a Material Adverse Effect in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Administrative Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Administrative Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Administrative Agent and shall be in form and substance acceptable to Administrative Agent, and (ii) permit Administrative Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Administrative Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Administrative Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

          5.9. Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Borrower shall use commercially best efforts (excluding the obligation to litigate or to pay additional consideration) to obtain a landlord's agreement, mortgagee agreement or bailee letter, (a "Lien Waiver"), as applicable, from, landlord of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, if under applicable law, the Lien to be subordinated or waived by such landlord or mortgagee, as applicable, would otherwise have priority over the Liens granted to the Lenders under this Credit Agreement (a "Required Borrower Lien Waiver"). Heartland shall use commercially best efforts (excluding the obligation to litigate or to pay additional consideration) to obtain a Lien Waiver from the landlords of the ten (10) leased warehouse, processor or converter facilities containing the highest dollar value of Collateral held by Heartland as of the date of this Credit Agreement, if under applicable law, the Lien to be subordinated or waived by such landlord would otherwise have priority over the Liens granted to the Lenders under this Credit Agreement (a "Required Heartland Lien Waiver"). Each Lien Waiver shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Administrative Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Administrative Agent has not received a Required Borrower Lien Waiver or Required Heartland Lien Waiver as of the Closing Date (or, if later, as of the date such location is acquired or leased), an amount equal to 300% of the then current monthly rental for such leased location (or 300% of the then current monthly mortgage payment, with respect to owned locations) shall, in Administrative Agent's sole discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Administrative Agent in its reasonable credit judgment. After the Closing Date, Heartland shall use commercially best efforts (excluding the obligation to litigate or to pay additional consideration) to deliver Lien Waivers with respect to any new leased facilities if the dollar value of the Collateral located on such facility would exceed the dollar value of the Collateral located on the tenth (10th) most valuable (by dollar value of Collateral) leased site for which Heartland must deliver a Required Heartland Lien Waiver, and where the failure to deliver such Lien Waiver would result in the landlord of such leased site having a Lien superior to that granted the Lenders under this Credit Agreement. After the Closing Date, no real property or warehouse space shall be leased or acquired by Borrower and no Inventory shall be shipped to a processor or converter under arrangements established by Borrower after the Closing Date without the prior written consent of Administrative Agent (which consent, in Administrative Agent's sole discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Administrative Agent) or, unless and until a satisfactory Lien Waiver shall first have been obtained with respect to such location, provided, however, that no such Lien Waiver will be required unless the failure to deliver such Lien Waiver would result in the landlord of such leased site having a Lien superior to that granted the Lenders under this Credit Agreement. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

          5.10. Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

          5.11. ERISA Event. Each Credit Party shall, or shall cause (to the extent it has such ability) an ERISA Affiliate to, notify the Administrative Agent promptly, but in no event later than 10 days, following the occurrence of any ERISA Event of the details of such ERISA Event and the course of action which such Credit Party or ERISA Affiliate intends to take to correct such ERISA Event.

          5.12. Interest Hedging Obligations. Within sixty (60) days after the Closing Date, Borrower shall enter into or utilize existing agreements with one or more Lenders (or any Affiliate of any Lender) for Interest Hedge Obligations in respect of fifty percent (50%) of the principal amount of the Term Loans outstanding on terms and conditions acceptable to Administrative Agent.

          5.13. Lender Meeting. Borrower shall participate in a meeting of the Lenders once during each Fiscal Year (commencing with the Fiscal Year ending December 31, 2001) to be held at a location and a time selected by Administrative Agent and reasonably acceptable to Borrower, provided, however, that Administrative Agent may require a reasonable number of additional meetings if any condition or event constituting a Default or Event of Default has occurred and is continuing.

          5.14. Subsidiary Collateral Documents. If a Credit Party creates or acquires a Subsidiary permitted under this Agreement, the Borrower shall cause each such Subsidiary to execute and deliver to Administrative Agent, documents in form and substance satisfactory to the Administrative Agent pursuant to which such Subsidiary becomes a party to the Collateral Documents and its Stock is pledged pursuant to the Pledge Agreement.

6. NEGATIVE COVENANTS

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Administrative Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

          6.1. Mergers, Subsidiaries, Etc.

          No Credit Party shall directly or indirectly, by operation of law or otherwise, unless the same shall constitute a Designated Acquisition, (a) form or acquire any Subsidiary, except as permitted by Section 6.2, or (b) merge with (except for the Merger and the merger of any Subsidiary of Borrower with and into Borrower or a Credit Party other than Holdings) or consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person or any division of any Person.

          6.2. Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except:

          (a) so long as Administrative Agent has not delivered an Activation Notice and subject to Control Letters in favor of Administrative Agent for the benefit of Documentation Agent and Lenders or otherwise subject to a perfected security interest in favor of Administrative Agent for the benefit of itself, Documentation Agent and Lenders, investments by Holdings, Borrower or any of its Subsidiaries in cash and cash equivalents, consisting of:

               (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof;

               (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

               (iii) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks organized in the United States, or foreign branches thereof, having capital and surplus in excess of $300,000,000 or any commercial bank of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $300,000,000;

               (iv) foreign bank deposits and cash equivalents in jurisdictions where Holdings or its Subsidiaries are then actively conducting business provided that (A) all such deposits are required to be made in the ordinary course of business, (B) such deposits do not exceed $500,000 in the aggregate and (C) the funds so deposited do not remain in such bank for more than 30 days; and

               (v) repurchase obligations for obligations described in (i) with any bank meeting the qualifications specified in clause (iii) above;

          (b) receivables owing to them and advances (including deposits) to customers and suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business or upon foreclosure of any Lien in favor of the Borrower or its Subsidiaries;

          (d) to the extent permitted by Section 6.4, investments made by a Credit Party in existing Subsidiaries (other than Swing-N-Slide FSC, Ltd.) or by a Subsidiary in a Credit Party or in one or more Subsidiaries;

          (e) the acceptance of a form of consideration other than that specified in clause (a) above in connection with the sale or disposition of assets to the extent permitted by Section 6.8;

          (f) guarantees permitted by Section 6.6;

          (g) investments permitted by Section 6.14;

          (h) Interest Hedge Obligations and Commodity Hedge Obligations to the extent permitted by Section 6.3.

          (i) investments contemplated by the Related Transaction Documents;

          (j) investments which the Borrower and its Subsidiaries are contractually committed to make pursuant to contracts existing on the Closing Date as set forth on Disclosure Schedule (6.2(j));

          (k) investments in prepaid expenses, negotiable instruments held for collection and workers' compensation, utility, lease and similar deposits in the ordinary course of business;

          (l) Designated Acquisitions;

          (m) loans or advances to officers and employees of Borrower and its Subsidiaries permitted by Section 6.4; and

          (n) additional loans, advances and/or investments of a nature not contemplated by the foregoing clauses (a) through (m); provided that (x) all loans, advances and investments made pursuant to this clause (l) shall not exceed $1,000,000 in any Fiscal Year and $3,000,000 in the aggregate at any time outstanding during the term of this Agreement and (y) all such loans, advances and investments are subject to a perfected security interest in favor of Administrative Agent for the benefit of itself, Documentation Agent and Lenders.

          6.3. Indebtedness.

          (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capitalized Leases permitted in clause (c) of
Section 6.7, (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and the Subordinated Debt and refinancings thereof or amendments or modifications thereof which do not have the effect of increasing the principal amount thereof (except for prepayment penalties and costs and expenses of the refinancings) or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to any Credit Party, Administrative Agent, Documentation Agent or any Lender, as determined by Administrative Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness consisting of intercompany loans and advances made by Borrower to any other Credit Party that is a Guarantor or by any such Guarantor to Borrower or another Guarantor; provided that (A) Borrower shall have executed and delivered to each such Guarantor, and each such Guarantor shall have executed and delivered to Borrower, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by Borrower to such Guarantor or by such Guarantor to Borrower, which Intercompany Notes shall be in form and substance satisfactory to Administrative Agent and shall be pledged and delivered to Administrative Agent pursuant to the Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) Borrower shall record all intercompany transactions on its books and records in a manner satisfactory to Administrative Agent; (C) the obligations of Borrower under any such Intercompany Notes shall be subordinated to the Obligations of Borrower hereunder in a manner satisfactory to Administrative Agent; (D) at the time any such intercompany loan or advance is made by Borrower and after giving effect thereto, Borrower shall be Solvent; (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (F) the aggregate amount of such intercompany loans owing by Holdings to Borrower shall not exceed $1,000,000 at any one time outstanding; and (G) the aggregate balance of all such intercompany loans owing by a Subsidiary (other than Heartland and Swing-N-Slide FSC, Ltd.) of Borrower to Borrower shall not exceed $1,000,000 at any time and the aggregate balance of all such intercompany loans owing by Heartland to Borrower shall not exceed $10,000,000 at any time,
(vi) Surety Obligations, (vii) Indebtedness of Borrower under Commodity Hedge Obligations, (viii) Indebtedness of Borrower under Interest Hedge Obligations incurred in connection with the Loans, (ix) Guarantees permitted by Section 6.6, and (x) other unsecured Indebtedness not to exceed $3,000,000 at any one time outstanding.

          (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, (ii) Indebtedness secured by a Permitted Encumbrance, and (iii) other Indebtedness (excluding the Subordinated Debt) not in excess of $500,000.

          6.4. Employee Loans and Affiliate Transactions.

          (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any Affiliate thereof that is not a Credit Party except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions involves payments in excess of $2,500,000 in the aggregate, the terms of these transactions must be disclosed in advance to Administrative Agent and Lenders. All such transactions existing as of the date hereof are described on Disclosure Schedule (6.4(a)).

          (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to their respective employees in the ordinary course of business for travel expenses, relocation programs and similar purposes, and other loans to employees and officers up to a maximum of $750,000 in the aggregate at any one time outstanding.

          6.5. Capital Structure and Business. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations which could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on Disclosure Schedule (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except that Holdings may issue additional shares of its Stock if (i) the proceeds thereof are applied in prepayment of the Obligations to the extent required by Section 1.3(b)(iii), and (ii) no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner which would adversely affect Administrative Agent, Documentation Agent or Lenders or such Credit Party's duty or ability to repay the Obligations; other than in each instance (1) director's qualifying shares, (2) sales of Holdings Stock to acquire assets, businesses or entities that become Subsidiaries to the extent such acquisition is permitted hereunder, (3) pro rata issuances of Stock to minority stockholders, and (4) issuance of Stock pursuant to Stock incentives, purchase and similar plans and employee arrangements. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses which are complementary or reasonable extensions thereto.

          6.6. Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, including the Subordinated Debt and Surety Obligations.

          6.7. Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7); and (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $3,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets, accessions, improvements and proceeds subject to such purchase money debt and such Indebtedness is incurred within sixty (60) days following such purchase and does not exceed 100% of the purchase price of the subject assets or the cost of construction or improvements). In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders, as additional collateral for the Obligations, except for Liens listed in (a) through (c) above and operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

          6.8. Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business having a value not exceeding $1,000,000 in the aggregate in any Fiscal Year, provided the proceeds thereof are reinvested in the business of the Credit Parties within 360 days thereafter, and if not so reinvested, shall be applied as a mandatory prepayment pursuant to Section 1.3(b)(iii), (c) other Equipment and Fixtures having a value not exceeding $3,000,000 in the aggregate in any Fiscal Year, provided the proceeds thereof are reinvested in the business of the Credit Parties within 360 days thereafter, and if not so reinvested, shall be applied as a mandatory prepayment pursuant to Section 1.3(b)(ii), (d) cash and cash equivalents, (e) transfers to any Credit Party other than Holdings or (f) Restricted Payments permitted by Section 6.14. With respect to any disposition of assets or other properties permitted above, Administrative Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

          6.9. ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected, individually or in the aggregate, to result in a liability of such Credit Party exceeding $200,000.

          6.10. Financial Covenants. The Credit Parties shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Annex G.

          6.11. Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

          6.12. Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving in excess of $2,000,000 in respect of any of its assets.

          6.13. Cancellation of Indebtedness. No Credit Party shall voluntarily cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

          6.14. Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrower and Guarantors to the extent permitted by Section 6.3 above, (b) (i) dividends and distributions by Subsidiaries of Borrower paid to Borrower, and (ii) dividends and distributions by Subsidiaries of Holdings paid to Holdings or its parent entity up to an aggregate amount of $350,000 per annum to be used for the payment of ordinary and customary holding company operating expenses and to the extent necessary, the costs and expenses of effectuating the Related Transactions, (c) employee loans permitted under Section 6.4(b) above, (d) payments of management fees ("Management Fee"), during Fiscal Year 2000, of no greater than $500,000, and during each Fiscal Year beginning in 2001 the greater of (x) $500,000 or (y) the lesser of (i) 2% of EBITDA of Borrower for such Fiscal Year or (ii) $1,250,000, and reimbursement of reasonable expenses pursuant to that certain Management Consulting Agreement in the form delivered to Administrative Agent by and between Chartwell Investments II L.L.C. and Borrower, as in effect on the date hereof and containing subordination provisions acceptable to Administrative Agent and payment of the transaction fees and expenses pursuant to the Advisory Agreement in the form delivered to Administrative Agent by and between Chartwell Investments II, L.L.C. and Borrower, (e) scheduled payments of interest with respect to the Subordinated Debt, payments of principal with respect to the Subordinated Debt on or after May 31, 2008, subject however to the subordination provisions therein, and the payment of transaction fees and expenses pursuant to the Purchase Agreement and the Exchange and Registration Rights Agreement referred to in the Subordinated Notes, (f) the repurchase of Stock of Holdings or any indirect or direct parent company thereof from management personnel who cease to be employees of the Credit Parties or Acquisition Co. not to exceed $500,000 in any Fiscal Year or $2,500,000 in the aggregate during the term of this Agreement, (g) the Related Transactions, (h) payments pursuant to a tax sharing agreement approved by Administrative Agent, (i) ordinary and customary holding company operating expenses of Acquisition Co. in the ordinary course of business, and (j) scheduled payments of interest and principal and required prepayments of principal with respect to existing Indebtedness which is permitted to remain outstanding pursuant to Section 6.3(a)(iv), subject however to the subordination provisions therein, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any Management Fee payment pursuant to clause (d) above and upon the occurrence of such Default or Event of Default in connection with any payment pursuant to clause (d) above, the Management Fee obligation may continue to accrue (without interest) and may be paid when such Default or Event of Default is cured; and (ii) the timing of the payments referred to in clause (d) above shall be set at dates which permit the delivery of Financial Statements necessary to determine current compliance with the financial covenants set forth in Annex G prior to each payment.

          6.15. Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral (other than movable goods) is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Administrative Agent and after Administrative Agent's written acknowledgment that any reasonable action requested by Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Administrative Agent and Lenders and after Administrative Agent's written acknowledgment that any reasonable action requested by Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

          6.16. No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower, except:

          (a) instruments and agreements as in effect on the Closing Date set forth in Disclosure Schedule (6.16(a)) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such instruments and agreements or any existing Indebtedness to which such instruments and agreements relate, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the Closing Date;

          (b) customary non-assignment provisions in Licenses and leases entered into in the ordinary course of business and consistent with past practices;

          (c) purchase money obligations otherwise permitted hereunder for property acquired in the ordinary course of business that impose restrictions on the property so acquired;

          (d) any agreement for the sale or other disposition of assets thereof pending its sale or other disposition, provided that such sale or disposition is consummated, or such restrictions are canceled or terminated or lapse within 30 days; and

          (e) the refinancing of Indebtedness permitted by Section 6.3(a)(iv), provided that the restrictions contained in the agreements governing such refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

          6.17. No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

          6.18. Changes Relating to Subordinated Debt. No Credit Party shall change or amend the terms of the Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; (f) change the subordination provisions thereof; (g) amend the financial covenants of such Subordinated Debt to make them more restrictive; or (h) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to any Credit Party, Administrative Agent, Documentation Agent or any Lender.

          6.19. Status of Holdings. After the consummation of the Merger, Holdings shall be a company which shall not engage in any activities other than those associated with being the sole shareholder of Borrower and, without limiting the foregoing, shall not incur any liabilities other than in connection with the Related Transactions and the Obligations thereunder.

          6.20. Sale or Discount of Accounts. No Credit Party or its respective Subsidiaries shall enter into a third party transaction to sell, with or without recourse, or discount (other than in connection with trade discounts in the ordinary course of business) or otherwise sell for less than the face value thereof, any of its Accounts (other than written-off Accounts).

7. TERM

          7.1. Termination. The financing arrangements contemplated hereby shall be in effect until the Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date, except that the Revolving Loan and Term Loan A shall be automatically due and payable in full on the Commitment Termination Date.

          7.2. Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit

Parties or the rights of Administrative Agent, Documentation Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date or Termination Date, as applicable. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Administrative Agent, Documentation Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT: RIGHTS AND REMEDIES

          8.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a) Borrower (i) fails to make any payment of principal of, or for a period of three (3) Business Days interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Administrative Agent, Documentation Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Administrative Agent's demand for such reimbursement or payment of expenses.

          (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4 for a period of ten (10) days or 6, or any of the provisions set forth in Annexes C or G, respectively.

          (c) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three (3) Business Days or more.

          (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more.

          (e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $2,000,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $2,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

          (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any material respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Administrative Agent, Documentation Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

          (g) Assets of any Credit Party with a fair market value of $1,000,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

          (h) A case or proceeding shall have been commenced against any Credit Party seeking a decree or order in respect of any Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (i) Any Credit Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, or (iv) shall take any corporate action in furtherance of any of the foregoing, or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

          (j) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

          (k) Any material provision of any Loan Document shall for any reason cease to be in force and effective (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

          (l) Any Change of Control shall occur.

          8.2. Remedies. (a) If any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend the Revolving Loan facility with respect to further Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and Letter of Credit Obligations shall be made or extended in Administrative Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Administrative Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

          (b) If any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations;
(ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; and (iii) exercise any rights and remedies provided to Administrative Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

          8.3. Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Administrative Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Administrative Agent may do in this regard, (b) all rights to notice and a hearing prior to Administrative Agent's taking possession or control of, or to Administrative Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENTS

          9.1. Assignment and Participations.

          (a) The Credit Parties signatory hereto consent to any Lender's assignment to any entity other than a competitor of any of the Credit Parties of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Administrative Agent (which shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "Assignment Agreement" substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Administrative Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Administrative Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Administrative Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Administrative Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Administrative Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Administrative Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, however, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

          (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13,
1.15 (assuming


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


the Lender complies with the provisions applicable to a foreign Lender), 1.16 (but not higher than that which the Lender who granted the applicable participation would have been entitled to receive) and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Administrative Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

          (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

          (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested. Until the completion of the syndication of the Loans hereunder, as determined by Administrative Agent, or GECC Capital Markets Group, Inc., in its sole discretion, each Credit Party executing this Agreement shall (i) assist in the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants, and (ii) certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in
Section 3.4(c).

          (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

          (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under
Section 1.16(c), or withholding taxes in accordance with Section 1.15(a).

          9.2. Appointment of Agents. GE Capital is hereby appointed to act on behalf of all Lenders as Administrative Agent under this Agreement and the other Loan Documents. Indosuez is hereby appointed to act on behalf of all Lenders as Documentation Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agents and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties


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


under this Agreement and the other Loan Documents, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. The Agents shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature and the Agents shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its respective Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

          If either Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as the case may be, and such Agent shall not incur liability to any Person by reason of so refraining. Each Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of such Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of such Agent, expose such Agent to Environmental Liabilities or (c) if such Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have either right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable.

          9.3. Agent's Reliance, Etc. Neither Agent nor any of its respective Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to such Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution,


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


legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          9.4. GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of its Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Administrative Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. GE Capital has also agreed to purchase certain equity interests in an Affiliate of Holdings. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans, GE Capital as an equity holder of an Affiliate of Holdings, and GE Capital as Administrative Agent.

          9.5. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

          9.6. Indemnification. Lenders agree to indemnify each Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by such Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the


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


preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that such Agent is not reimbursed for such expenses by Credit Parties.

          9.7. Successor Agent. Administrative Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Administrative Agent's giving notice of resignation, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above. Any successor Administrative Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent's resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          9.8. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on


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


account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender's obligation under this
Section 9.8 shall be in addition to and not limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Borrower and each Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

          9.9. Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

          (a) Advances; Payments. (i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of
Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Administrative Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Administrative Agent in same day funds by wire transfer to Administrative Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in Administrative Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Administrative Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

               (ii) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $2,000,000 are received with respect to the Loans (other than the Swing Line Loan) (each, a "Settlement Date"), Administrative Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of


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


     such Settlement Date, Administrative Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of that Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Administrative Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

          (b) Availability of Lender's Pro Rata Share. Administrative Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Administrative Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Administrative Agent by such Revolving Lender when due, Administrative Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Administrative Agent's demand, Administrative Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Administrative Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Administrative Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

          (c) Return of Payments.

               (i) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

               (ii) If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as


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


          Administrative Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

          (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Revolving Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor any Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" or "Requisite Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

          (e) Dissemination of Information. Administrative Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Credit Party, with notice of any Event of Default of which Administrative Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Administrative Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Administrative Agent shall have no duty to provide the same to Lenders.

          (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Administrative Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Administrative Agent.

10. SUCCESSORS AND ASSIGNS

          10.1. Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Administrative Agent, Documentation Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Administrative Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Administrative Agent and Lenders shall be void.


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The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Administrative Agent, Documentation Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

          11.1. Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter and/or fee letter (other than the GE Capital Fee Letter) between any Credit Party and either Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement; provided, however, that the provisions of the Commitment Letter pertaining to the agreement by Chartwell to pay Transaction Expenses (as defined therein) and provide indemnities shall survive until the Closing Date.

          11.2. Amendments and Waivers. (a) Except for actions expressly permitted to be taken by either Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and Borrower, and by Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

          (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of the Borrowing Base, or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.6 and 1.7, shall be effective unless the same shall be in writing and signed by Administrative Agent, Documentation Agent, Requisite Revolving Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Administrative Agent, Documentation Agent, Requisite Revolving Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith either Agent or Requisite Revolving Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances or Letter of Credit Obligations pursuant to Section 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Administrative Agent, Requisite Revolving Lenders and Borrower.


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          (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Administrative Agent, Documentation Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender;
(v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $8,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" or "Requisite Revolving Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of either Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by the affected Agent and Administrative Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Administrative Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

          (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) and in clauses (ii) and (iii) below being referred to as a "Non-Consenting Lender"), then, so long as Administrative Agent is not a Non-Consenting Lender, at Borrower's request Administrative Agent, or a Person acceptable to Administrative Agent, shall have the right with Administrative Agent's consent and in Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Administrative Agent's request, sell and assign to Administrative Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13), termination of the Commitments and a release of all claims against each Agent and all Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Administrative Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

          11.3. Fees and Expenses. Borrower shall reimburse each Agent for all of its respective out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrower shall reimburse Administrative Agent (and, with respect to clauses (c) and (d) below, each Lender) for all of its respective fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

          (a) the forwarding to Borrower or any other Person on behalf of Borrower by Administrative Agent of the proceeds of the Loans;

          (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

          (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Administrative Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Administrative Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders;

          (d) any attempt to enforce any remedies of Administrative Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Administrative Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders;

          (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

          (f) efforts to (i) monitor the Loans or any of the other Obligations,
(ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all reasonable expenses, costs, charges and other reasonable fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrower to Administrative Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services. Notwithstanding the foregoing, if the Closing Date does not occur, only Acquisition Co. and, as set forth in Section 11.1, Chartwell, shall be responsible for the reimbursement of fees and expenses pursuant to this
Section 11.3.

          11.4. No Waiver. Either Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of such Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by either Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of such Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

          11.5. Remedies. Each Agent's and each Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which either Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          11.6. Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          11.7. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          11.8. Confidentiality. Each Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts such Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two
(2) years following receipt thereof, except that each Agent and each Lender may disclose such information (a) to Persons employed or engaged by such Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above) so long as such Persons have agreed to be bound by the provisions of this Section 11.8; (c) as required or requested by any Governmental Authority or reasonably believed by such Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of such Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which such Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of such Agent or such Lender.

          11.9. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, ADMINISTRATIVE AGENT, DOCUMENTATION AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT ADMINISTRATIVE AGENT, DOCUMENTATION AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK

COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          11.10. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Administrative Agent) designated on Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          11.11. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          11.13. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENTS, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          11.14. Press Releases. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital, Indosuez or any of their respective affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and Indosuez and without the prior written consent of GE Capital and Indosuez unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital and Indosuez before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement with the prior consent of Borrower, which shall not be unreasonably withheld or delayed. Administrative Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrower's consent which shall not be unreasonably withheld or delayed.

          11.15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          11.16. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

          11.17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          11.18. No Director and Officer Liability. No director or officer of any Credit Party, as such, shall have any personal liability for payment and performance of the Obligations.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                   PLAYCORE WISCONSIN, INC.

                                   /s/ Frederic L. Contino
                                   ---------------------------------------------
                                   By:  Frederic L. Continio
                                   Title:  President and Chief Executive Officer

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, as Administrative Agent and
                                   Lender


                                   /s/ Janet Silverman
                                   ---------------------------------------------
                                   By:  Janet Silverman
                                   Title:  Its duly authorized signatory

                                   CREDIT AGRICOLE INDOSUEZ,
                                   as Documentation Agent and Lender

                                   /s/ Michael Arougheti
                                   ---------------------------------------------
                                   By:  Michael Arougheti
                                   Title:  Vice President



                                   /s/ Patricia Frankel
                                   ---------------------------------------------
                                   By:  Patricia Frankel
                                   Title:  First Vice President

          The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers:

                                   PLAYCORE, INC.

                                   /s/ Frederic L. Contino
                                   ---------------------------------------------
                                   By:  Frederic L. Continio
                                   Title:  President and Chief Executive Officer

                                   HEARTLAND INDUSTRIES, INC. (DE)

                                   /s/ Frederic L. Contino
                                   ---------------------------------------------
                                   By:  Frederic L. Continio
                                   Title:  President and Chief Executive Officer

                                   PLAYCORE HOLDINGS, INC.

                                    /s/ Michael Shein
                                   ---------------------------------------------
                                   By: Michael Shein
                                   Title: Vice President

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

          Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all Section references in the following definitions shall refer to Sections of the Agreement:

          "Account Debtor" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

          "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

          "Acquisition" shall mean the acquisition of all or substantially all of the common stock of Holdings pursuant to a tender offer by Holdings and/or Merger Co. of the common stock of Holdings and the Merger.

          "Acquisition Agreement" shall mean, collectively, (a) the Agreement and Plan of Merger dated as of the date hereof by and among Holdings, Acquisition Co. and Merger Co., (b) the Stock Purchase Agreement dated as of the date hereof by and among Acquisition Co., Merger Co. and GreenGrass Holdings,
(c) the Purchase, Waiver and Consent Agreement dated as of the date hereof by and among Merger Co., Holdings, Borrower, MassachusettsMutual Life Insurance Company, MassMutual Corporate Investors, MassMutual Participation Investors,

MassMutual Corporate Value Partners Limited and Gerlach & Co., (d) those certain Option Exercise/Cancellation Agreements dated as of the date hereof by and among Holdings, Merger Co., and certain members of management of Holdings and Borrower, (e) all documents filed with the Securities and Exchange Commission in connection with the tender offer by Holdings and/or Merger Co. for the common stock of Holdings and (f) all other documents executed in connection therewith.

          "Acquisition Co." shall mean PlayCore Holdings, Inc., a Delaware corporation.

          "Activation Event" and "Activation Notice" shall have the meanings set forth in Annex C.

          "Administrative Agent" shall mean GE Capital or its successor appointed pursuant to Section 9.7.

          "Advance" shall mean any Revolving Credit Advance or Swing Line Advance, as the context may require.

          "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude each Agent and each Lender.

          "Agents" shall mean the Administrative Agent and the Documentation Agent, collectively.

          "Agreement" shall mean the Credit Agreement by and among Borrower, the other Credit Parties named therein, GE Capital, as Administrative Agent and Lender, Indosuez, as Documentation Agent and Lender and the other Lenders signatory from time to time to the Agreement.

          "Annual Plan" shall mean the annual plan of the Borrower as adopted or approved by the board of directors thereof.

          "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

          "Applicable L/C Margin" shall mean the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

          "Applicable Margins" means collectively the Applicable L/C Margin, the Applicable Revolver Index Margin, the Applicable Revolver LIBOR Margin, the Applicable Term Loan A Index Margin, the Applicable Term Loan A LIBOR Margin and the Applicable Term Loan B LIBOR Margin.

          "Applicable Revolver Index Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

          "Applicable Revolver LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

          "Applicable Term Loan A Index Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan A, as determined by reference to Section 1.5(a) of the Agreement.

          "Applicable Term Loan A LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan A, as determined by reference to Section 1.5(a) of the Agreement.

          "Applicable Term Loan B Index Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan B, as determined by reference to Section 1.5(a) of the Agreement.

          "Applicable Term Loan B LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan B, as determined by reference to Section 1.5(a) of the Agreement.

          "Assignment Agreement" shall have the meaning assigned to it in
Section 9.1(a).

          "Borrower" shall have the meaning assigned thereto in the recitals to the Agreement.

          "Borrower Accounts" shall have the meaning assigned to it in Annex C.

          "Borrowing Availability" shall have the meaning assigned to it in
Section 1.1(a)(i).

          "Borrowing Base" shall mean, as of any date of determination by Administrative Agent, from time to time, an amount equal to the sum at such time of:

          (a) eighty-five percent (85%) of the book value of Borrower's Eligible Accounts, less any Reserves established by Administrative Agent at such time; and

          (b) sixty percent (60%) of the book value of Borrower's Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market), less any Reserves established by Administrative Agent at such time;

plus in months November through March, $3,000,000.

          "Borrowing Base Certificate" shall mean a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as Exhibit 4.1(b).

          "Budget" shall mean the operating budget of the Borrower as adopted or approved by the board of directors thereof.

          "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

          "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          "Cash Management Systems" shall have the meaning assigned to it in
Section 1.8.

          "Change of Control" shall mean any event, transaction or occurrence as a result of which (a) Permitted Holders shall cease to beneficially own (as defined in Rule 13d-3 or any successor rule or regulation promulgated under the Securities Exchange Act of 1934, as amended) at least a majority of the outstanding common equity of Holdings, (b) Holdings shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Borrower, (c) Borrower shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Heartland or any Subsidiary of Borrower created in connection with a Designated Acquisition, or (d) a "Change of Control", as defined in the Subordinated Notes, shall occur.

          "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

          "Chartwell" shall mean Chartwell Investments II, L.L.C. and its Affiliates.

          "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

          "Closing Date" shall mean the date on which each of the conditions precedent in Sections 2.1 and 2.2 are satisfied or waived by Administrative Agent in accordance with the terms of this Agreement and the funding of the Term Loans occurs.

          "Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

          "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Administrative Agent's, Documentation Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          "Collateral" shall mean the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders, to secure the Obligations.

          "Collateral Documents" shall mean the Security Agreement, the Pledge Agreement, the Guaranty, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

          "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Annex F.

          "Collection Account" shall mean that certain account of Administrative Agent, account number 50-232-854 in the name of Administrative Agent at Bankers Trust Company in New York, New York or such other account as Administrative Agent shall specify.

          "Commitment Letter" shall mean the commitment letter in respect of the Loans dated January 14, 2000 among Chartwell and the Agents.

          "Commitment Termination Date" shall mean the earliest of (a) July 1, 2006, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitment and the Swing Line Commitment to zero dollars ($0).

          "Commitments" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitments as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitments, which aggregate commitment shall be One Hundred Fifteen Million Dollars ($115,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

          "Commodity Hedge Obligations" shall mean, with respect to any Person, the obligations of such Person at such time under commodity price swap agreements, commodity price cap agreements, commodity price collar agreements and commodity price arrangements or hedge contracts or forward sale contracts, in each case designed to protect such Person or its Subsidiaries against fluctuations in commodity prices; provided that such Commodity Hedge Obligations are entered into in the ordinary course of business and are not speculative in nature.

          "Compliance Certificate" shall have the meaning assigned to it in Annex E.

          "Concentration Account" shall have the meaning assigned to it in Annex C.

          "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

          "Control Letter" means a letter agreement between Administrative Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any

Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Administrative Agent, on behalf of itself, Documentation Agent and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Administrative Agent without further consent by the affected Credit Party.

          "Copyright License" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

          "Copyright Security Agreements" shall mean the Copyright Security Agreements made in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders, by each applicable Credit Party.

          "Copyrights" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

          "Credit Parties" shall mean Holdings, Borrower, Heartland, Acquisition Co. and each of their respective Subsidiaries.

          "Current Assets" shall mean, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.

          "Current Liabilities" shall mean, with respect to any Person, all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one year, but excluding, in the case of Borrower, the aggregate outstanding current portions of the Term Loans, Revolving Loan and the Swing Line Loan and other Funded Debt.

          "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          "Default Rate" shall have the meaning assigned to it in Section
1.5(d).

          "Designated Acquisition" shall mean the acquisition of all or substantially all of the assets or Stock of an entity or business unit, for total consideration of not more than $2,500,000 individually and not more than $5,000,000 in the aggregate in any Fiscal Year; provided that (i) the acquired entity or business unit is in the same or related business as Borrower or its existing Subsidiaries; (ii) any new Subsidiary resulting from such acquisition becomes a Credit Party, its Stock is pledged pursuant to the Pledge Agreement and it becomes a party to the Collateral Documents; (iii) after giving pro forma effect to such acquisition as if it had occurred 12 months prior to the end of the most recent Fiscal Quarter, the Credit Parties shall be in compliance with all Financial Covenants set forth in Annex G as set forth in a certificate from the Chief Financial Officer of Borrower, and the Administrative Agent shall have received a revised copy of the most recently delivered operating plan as referenced in Annex E giving effect to such Designated Acquisition; (iv) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (v) such acquisition has been approved by Administrative Agent; and (vi) Administrative Agent shall have been afforded the opportunity to complete its due diligence with respect to such acquisition and the results thereof shall be satisfactory to Administrative Agent.

          "Disbursement Accounts" shall have the meaning assigned to it on Annex C.

          "Disclosure Schedules" shall mean the Schedules prepared by Borrower and denominated as Disclosure Schedules 1.4 through 6.7 in the Index to the Agreement.

          "Documentation Agent" shall mean Indosuez or its successor appointed pursuant to Section 9.7.

          "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

          "Dollars" or "$" shall mean lawful currency of the United States of America.

          "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax credits, (ii) gain from extraordinary items for such period, (iii) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (iv) any other non-cash gains, in each instance in this clause (b), which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, (vii) the Management Fee, and
(viii) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity to the extent permitted hereunder and reducing consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (2) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;
(3) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period or a prior period; (4) any write-up of any asset; (5) any net gain from the collection of the proceeds of life insurance policies; (6) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (7) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, (8) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary, and (9) any fees, expenses, costs, or other charges incurred or paid arising out of the Related Transactions, including under this Agreement and relating to the retirement or repayment of Indebtedness on the Closing Date. Notwithstanding the foregoing, for each of the 12 months prior to the Closing Date, EBITDA shall be as set forth on Disclosure Schedule (A-EBITDA).

          "Eligible Accounts" shall have the meaning assigned to it in Sections
1.6 of the Agreement.

          "Eligible Inventory" shall have the meaning assigned to it in Sections
1.7 of the Agreement.

          "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

          "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

          "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

          "ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any

ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days;
(g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or
(j) the termination of a Plan described in Section 4064 of ERISA.

          "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

          "Event of Default" shall have the meaning assigned to it in Section
8.1.

          "Excess Cash Flow" shall mean, without duplication, with respect to any Fiscal Year of Borrower and its Subsidiaries, EBITDA, (a) plus decreases or minus increases (as the case may be) in Working Capital, (b) minus Capital Expenditures during such Fiscal Year (excluding the financed portion thereof and excluding any Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to clause (a) of Annex G), (c) minus Interest Expense, (d) minus scheduled principal payments paid or payable in respect of Funded Debt, (e) plus or minus (as the case may be), extraordinary gains or losses which are cash items not included in the calculation of net income and not taken into account in calculating EBITDA, (f) minus mandatory prepayments paid in cash pursuant to Section 1.3 other than mandatory prepayments made pursuant to Sections 1.3(b)(i), 1.3(b)(iv) or 1.3(d),
(g) minus income taxes paid in cash during such period, (h) minus the Management Fee, (i) minus voluntary prepayments of Term Loans pursuant to Section 1.3(a) and (j) minus cash paid in connection with any Designated Acquisition during such period. For purposes of this definition, "Working Capital" means Current Assets less Current Liabilities.

          "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Administrative Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

          "Fees" shall mean any and all fees payable to either Agent or either Lender pursuant to the Agreement or any of the other Loan Documents.

          "Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Holdings and its Subsidiaries delivered in accordance with Section 3.4 of the Agreement and Annex E to the Agreement.

          "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

          "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

          "Fiscal Year" shall mean any of the annual accounting periods of Borrower ending on December 31 of each year.

          "Fixed Charges" shall mean, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued without duplication if previously paid or accrued in a prior fiscal period during such period plus (b) scheduled payments of principal with respect to Indebtedness during such period, excluding payments under Sections 1.3(b) or 1.3(d), plus (c) the Management Fee paid or accrued in such period plus (d) Capital Expenditures made during such period; provided, however, that notwithstanding the foregoing, solely for the purpose of calculating the Fixed Charge Coverage Ratio for the 12-month periods ending on June 30, 2000, September 30, 2000, and March 31, 2001, respectively, "Fixed Charges" for (1) the period of twelve months ending June 30, 2000, shall be the quotient obtained by dividing the actual amounts described in clauses (a), (b) and (c) above for the Fiscal Quarter ending June 30, 2000 by .25, (ii) the period of twelve months ending on September 30, 2000, shall be the quotient obtained by dividing the actual amounts described in clauses (a), (b) and (c) above for the two Fiscal Quarters ending September 30, 2000 by .50, and (iii) for the period of twelve months ending on March 31, 2001, shall be the quotient obtained by dividing the actual amounts described in clauses (a), (b) and (c) above for the three Fiscal Quarters ending March 31, 2001 by .75.

          "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of EBITDA less Taxes paid to Fixed Charges. In computing Fixed Charges for any fiscal period, interest and principal payments that are due within one week after the end of that fiscal period, without duplication, shall be deemed to have been paid on the last day of that fiscal period.

          "Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

          "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including pay-in-kind interest on the Subordinated Debt, Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Loans and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons. Solely for purposes of calculating the Leverage Ratio and Senior Leverage Ratio, the outstanding amount of the Revolving Loan for the purposes of determining the amount of Funded Debt shall be the lesser of (a) the actual outstanding amount of the

Revolving Loan as of the measurement date or (b) the outstanding amount of the Revolving Loan at the end of each Fiscal Month for the 12 most recently ended Fiscal Months divided by 12, or, as applicable, for the Fiscal Months set forth in Disclosure Schedule (A-Funded Debt), such amount as is set forth in such Schedule.

          "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G to the Agreement.

          "GE Capital Fee Letter" shall have the meaning assigned to it in
Section 1.9.

          "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "Guarantors" shall mean Holdings, Heartland, any other Subsidiary of Borrower, and each other Person, if any, which executes a guarantee or other similar agreement in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders in connection with the transactions contemplated by the Agreement and the other Loan Documents.

          "Guaranty" shall mean the Guaranty of even date herewith executed by Holdings and Heartland in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders.

          "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

          "Heartland" shall have the meaning ascribed thereto in the recitals to the Agreement.

          "Holdings" shall (a) prior to the Merger, have the meaning ascribed thereto in the recitals to the Agreement and (b) upon and after the Merger, mean Acquisition Co.

          "Indebtedness" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

          "Indemnified Liabilities" shall have the meaning assigned to it in
Section 1.13.

          "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

          "Index Rate Loan" shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

          "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

          "Intercompany Notes" shall have the meaning assigned to it in Section 6.3.

          "Interest Coverage Ratio" shall mean, with respect to any Person for any period, the ratio of EBITDA to Interest Expense.

          "Interest Expense" shall mean, with respect to any Person for any fiscal period and net of interest income, interest expense payable in cash (excluding any original issue discount, interest paid in kind and amortized debt discount) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person, interest expense for the relevant period that has been capitalized on the balance sheet of such Person and adjustments for Interest Hedge Obligations to the extent consistent with GAAP; provided, however, that notwithstanding the foregoing, solely for the purpose of calculating the Interest Coverage Ratio for the 12-month periods ending on June 30, 2000, September 30, 2000 and March 31, 2001, respectively. "Interest Expense" for (i) the period of twelve months ending on March 31, 2000, shall be the quotient obtained by dividing the actual Interest Expense (excluding amortization of debt discount and deferred financing fees) for the Fiscal Quarters ending June 30, 2000 by .25, (ii) the period of twelve months ending on September 30, 2000, shall be the quotient obtained by dividing the actual Interest Expense (excluding amortization of debt discount and deferred financing fees) for the two Fiscal Quarters ending September 30, 2000 by .50, and (iii) for the period of twelve months ending on March 31, 2001, shall be the quotient obtained by dividing the actual Interest Expense (excluding amortization of debt discount and deferred financing fees) for the three Fiscal Quarters ending March 31, 2001 by .75.

          "Interest Hedge Obligations" shall mean, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in interest rates; provided that such Interest Hedge Obligations are not speculative in nature.

          "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement, except for the Term Loan B.

          "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

          "Investment Property" shall have the meaning ascribed thereto in
Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          "IRS" shall mean the Internal Revenue Service, or any successor thereto.

          "L/C Issuer" shall have the meaning assigned to such term in Annex B.

          "Lenders" shall mean GE Capital, Indosuez, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

          "Letter of Credit Fee" has the meaning ascribed thereto in Annex B.

          "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Administrative Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Administrative Agent or purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Administrative Agent or Lenders thereupon or pursuant thereto.

          "Letters of Credit" shall mean commercial or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Administrative Agent and Lenders have incurred Letter of Credit Obligations.

          "Leverage Ratio" shall mean, with respect to Borrower, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination, to (b) the sum of EBITDA for the twelve months ending on that date of determination.

          "LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

          "LIBOR Loan" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

          "LIBOR Period" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower's irrevocable notice to Administrative Agent as set forth in Section 1.5(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date or Termination Date, as applicable, shall end two (2) LIBOR Business Days prior to such date;

          (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

          (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

          (e) Borrower shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

          "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by Administrative Agent equal to:

          (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System.

          If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Administrative Agent and Borrower.

          "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

          "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          "Litigation" shall have the meaning assigned to it in Section 3.13.

          "Loan Account" shall have the meaning assigned to it in Section 1.12.

          "Loan Documents" shall mean the Agreement, the Notes, the Collateral Documents, the Commitment Letter and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Administrative Agent, Documentation Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

          "Loans" shall mean the Revolving Loan, the Swing Line Loan, the Term Loan A and the Term Loan B.

          "Management Fee" shall have the meaning assigned to it in Section
6.14.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Administrative Agent's Liens, on behalf of itself, Documentation Agent and Lenders, on the Collateral or the priority of such Liens, or (d) either Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

          "Maximum Amount" shall mean, at any particular time, an amount equal to the Revolving Loan Commitment of all Lenders.

          "Merger" shall mean the merger of Merger Co. and Holdings with and into Borrower.

          "Merger Co." shall mean Jasdrew Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquisition Co.

          "Mortgaged Properties" shall have the meaning assigned to it in Annex
D.

          "Mortgages" shall mean each of the mortgages, deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Administrative Agent with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Administrative Agent.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Net Borrowing Availability" shall mean as of any date of determination, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case less the sum of the Revolving Loan and Swing Line Loan then outstanding.

          "Non-Funding Lender" shall have the meaning assigned to it in Section 9.9(a)(ii).

          "Notes" shall mean the Revolving Notes, the Swing Line Note, the Term A Notes and the Term B Notes, collectively.

          "Notice of Conversion/Continuation" shall have the meaning assigned to it in Section 1.5(e).

          "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

          "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to either Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents, and solely for purposes of the Collateral Documents (other than the Guaranty), the Interest Hedge Obligations owing to any Lender (or any Affiliate of any Lender).

          "Overadvance" shall have the meaning assigned to it in Section 1.1(a)(iii). "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

          "Patent Security Agreements" shall mean the Patent Security Agreements made in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders, by each applicable Credit Party.

          "Patents" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

          "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or are being contested in good faith in compliance with Section 5.2(b);
(b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $6,000,000 at any time, so long as such Liens attach only to Inventory or Equipment; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders; (j) Liens expressly permitted under clauses (b) and (c) of Section
6.7 of the Agreement, (k) customary landlord Liens pursuant to leases entered into in the ordinary course of business which apply to property or assets of the lessee located at the premises and those landlord Liens imposed by law, and (l) any and all Liens (including without limitation, mortgages, deeds of trust and/or ground leases) affecting any Real Estate with respect to which any Credit Party is a tenant or subtenant, to the extent such Lien(s) were not created or granted by such Credit Party.

          "Permitted Holders" shall mean Chartwell, together with any other Person controlled by or under common control with Chartwell.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Plan" shall mean, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

          "Pledge Agreements" shall mean the Pledge Agreement of even date herewith executed by Holdings and Borrower in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders.

          "Prior Lenders" shall mean (a) the lenders under that certain Amended and Restated Credit Agreement, dated as of February 16, 1999, by and among Holdings, Borrower and Fleet National Bank, as agent, as amended by Restated Credit Agreement Amendment No. 1, dated March 3, 2000, (b) the holders of Holdings' 10% Convertible Debentures due 2004, as set forth on Schedule 1 to
Section 4.3 of the Company Disclosure Schedule to the Agreement and Plan of Merger dated as of the date hereof by and among Holdings, Acquisition Co. and Merger Co., and (c) Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors, MassMutual Participation Investors, MassMutual Corporate Value Partners Limited and Gerlach & Co., as holders of Borrower's 12% Senior Subordinated Notes due March 13, 2005.

          "Prior Lender Obligations" shall mean (a) the obligations under that certain Amended and Restated Credit Agreement, dated as of February 16, 1999, by and among Holdings, Borrower and Fleet National Bank, as agent, as amended by Restated Credit Agreement Amendment No. 1, dated March 3, 2000, (b) Holdings' 10% Convertible Debentures due 2004, and (c) Borrower's 12% Senior Subordinated Notes due March 13, 2005.

          "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

          "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of March 31, 2000 after giving pro forma effect to the Related Transactions.

          "Projections" means Borrower's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, together with appropriate supporting details and a statement of underlying assumptions.

          "Pro Rata Share" shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Loan (including the Swing Line Loan as a subset of the Swing Line Lender's Revolving Loan), the percentage obtained by dividing (i) the Revolving Loan

Commitment (including the Swing Line Commitment as a subset of the Swing Line Lender's Revolving Loan Commitment), by (ii) the aggregate Revolving Loan Commitments, as any such percentages may be adjusted by assignments pursuant to
Section 9.1, (b) with respect to the Term Loan A, the percentage obtained by dividing (i) the Term Loan A Commitment of that Lender by (ii) the aggregate Term Loan A Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c) with respect to the Term Loan B, the percentage obtained by dividing (i) the Term Loan B Commitment of that Lender by (ii) the aggregate Term Loan B Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (d) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (e) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

          "Qualified Plan" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

          "Real Estate" shall have the meaning assigned to it in Section 3.6.

          "Refinancing" shall mean the repayment in full by Borrower of the Prior Lender Obligations on the Closing Date and the redemption of outstanding 10% Convertible Debentures due 2004 issued by Holdings.

          "Refunded Swing Line Loan" shall have the meaning assigned to it in
Section 1.1(c)(iii).

          "Related Transactions" means each borrowing under the Revolving Loan and the Term Loans on the Closing Date, the Acquisition, the Refinancing, all documents relating to the issuance of the Subordinated Notes, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

          "Related Transactions Documents" shall mean the Loan Documents, the Acquisition Agreement, the Subordinated Notes and all other documents executed in connection therewith.

          "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

          "Requisite Lenders" shall mean Lenders having (a) fifty-one percent (51%) or more of the Commitments of all Lenders, or (b) after the Closing Date, fifty-one percent (51%) or more of the sum of (i) outstanding Revolving Loan Commitments plus (ii) the aggregate outstanding amount of the Term Loans, or (c) if the Commitments have been terminated, fifty-one percent (51%) or more of the aggregate outstanding amount of the Loans.

          "Requisite Revolving Lenders" shall mean Lenders having (a) fifty-one percent (51%) or more of the Revolving Loan Commitments of all Lenders, or (b) if the Commitments have been terminated, fifty-one percent (51%) or more of the aggregate outstanding amount of the Revolving Loan.

          "Reserves" shall mean, with respect to the Borrowing Base of Borrower
(a) reserves established by Administrative Agent from time to time against Eligible Inventory pursuant to Section 5.9, (b) reserves established pursuant to
Section 5.4(c), and (c) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability of Borrower which Administrative Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Administrative Agent's credit judgment.

          "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course to stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

          "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Revolving Credit Advance" shall have the meaning assigned to it in
Section 1.1(a)(i).

          "Revolving Lenders" shall mean, as of any date of determination, Lenders having a Revolving Loan Commitment.

          "Revolving Loan" shall mean, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

          "Revolving Loan Commitment" shall mean (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) and/or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) and/or incur Letter of Credit Obligations, which aggregate commitment shall be Thirty Million Dollars ($30,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

          "Revolving Note" shall have the meaning assigned to it in Section 1.1(a)(ii).

          "Security Agreement" shall mean the Security Agreement of even date herewith entered into among Administrative Agent, on behalf of itself, Documentation Agent and Lenders, and each Credit Party that is a signatory thereto.

          "Senior Funded Debt" shall mean Funded Debt other than the Subordinated Debt.

          "Senior Leverage Ratio" shall mean, with respect to Borrower, on a consolidated basis, the ratio of (a) Senior Funded Debt as of any date of determination to (b) EBITDA for the twelve months ending on that date of determination.

          "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature taking into account the timing and the amounts of cash to be received by such Person or its Subsidiaries from any source and the timing of and amounts of cash to be payable in respect of or in connection with the debt and liabilities of such Person and its Subsidiaries; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital taking into account the particular capital requirements of such Person and its projected capital requirement and availability. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

          "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          "Subordinated Debt" shall mean the Indebtedness of Borrower evidenced by the Subordinated Notes and Guarantees thereof by the Subsidiaries.

          "Subordinated Notes" shall mean those certain 18% Senior Subordinated Notes due 2008 issued by Borrower in an aggregate original principal amount of $30,000,000 and Guaranties thereof by Holdings and the Subsidiaries of Borrower, together with the Purchase Agreement (as amended, supplemented or modified from time to time to the extent permitted by Section 6.18, the "Purchase Agreement"), dated as of April 13, 2000, among the Company, Holdings, Acquisition Co., the Subsidiaries parties thereto and GS Mezzanine Partners II, L.P. and GS Mezzanine Partners Offshore II, L.P., (collectively, the "Purchasers"), the Exchange and Registration Rights Agreement (as amended, supplemented or modified from time to time to the extent permitted by Section 6.18, the "Exchange and Registration Rights Agreement"), dated as of April 12, 2000, among the Company, Holdings, Acquisition Co., the Subsidiaries parties thereto and the Purchasers and all certificates, instruments, financial and other statements and other documents made and delivered in connection therewith. The term "Subordinated Notes" shall also include all such notes issued in exchange or replacement for the original Subordinated Notes (including the Replacement Notes (as defined in the Purchase Agreement) and the Exchange Notes (as defined in the Exchange and Registration Agreement) and all Exchange Guarantees (as defined in the Exchange and Registration Rights Agreement) to the extent permitted by Section 6.3(a)(iv).

          "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

          "Surety Obligations" means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credit, warranties, and similar arrangements between the Credit Party or its Subsidiaries and one or more surety providers, entered into in the ordinary course of business and for the benefit of the Credit Party's or its Subsidiaries' suppliers, vendors, insurers, or customers including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

          "Swing Line Advance" has the meaning assigned to it in Section 1.1(c)(i).

          "Swing Line Availability" has the meaning assigned to it in Section 1.1(c)(i).

          "Swing Line Commitment" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

          "Swing Line Lender" shall mean GE Capital.

          "Swing Line Loan" shall mean at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

          "Swing Line Note" has the meaning assigned to it in Section
1.1(c)(ii).

          "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income or net profits of a Lender of either Agent or a Lender by the jurisdictions under the laws of which Agents and Lenders are organized or any political subdivision thereof or which its principal office is located or in which its principal lending office is located.

          "Term A Lenders" shall mean those Lenders having Term Loan A Commitments.

          "Term B Lenders" shall mean those Lenders having Term Loan B Commitments.

          "Term Lenders" shall mean those Lenders having Term Loan A Commitments or Term Loan B Commitments.

          "Term Loan A" shall have the meaning assigned to it in Section 1.1(b)(i).

          "Term Loan B" shall have the meaning assigned to it in Section 1.1(b)(i).

          "Term Loans" shall have the meaning assigned to it in Section
1.1(b)(i).

          "Term Loan A Commitment" shall mean (a) as to any Term A Lender, the commitment of such Term A Lender to make its Pro Rata Share of the Term Loan A as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Term A Lender, and (b) as to all Term A Lenders, the aggregate commitment of all Term A Lenders to make the Term Loan A, which aggregate commitment shall be Twenty-Five Million

Dollars ($25,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Term Loan A Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

          "Term Loan B Commitment" shall mean (a) as to any Term B Lender, the commitment of such Term Lender to make its Pro Rata Share of the Term Loan B as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Term B Lender, and (b) as to all Term B Lenders, the aggregate commitment of all Term B Lenders to make the Term Loan B, which aggregate commitment shall be Sixty Million Dollars ($60,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Term Loan B Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

          "Term Loan Commitment" shall mean, as to any Lender, the aggregate of such Lender's Term Loan A Commitment and Term Loan B Commitment.

          "Term Note" shall have the meaning assigned to it in Section
1.1(b)(i).

          "Term A Note" shall have the meaning assigned to it in Section 1.1(b)(i).

          "Term B Note" shall have the meaning assigned to it in Section 1.1(b)(i).

          "Termination Date" shall mean the date on which the Loans have been repaid in full and all other Obligations (other than Interest Hedge Obligations) under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, cancelled or backed by stand-by letters of credit in accordance with Annex B, and Borrower shall not have any further right to borrow any monies under the Agreement.

          "Third Party Interactives" shall mean all Persons with whom any Credit Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

          "Title IV Plan" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Trademark Security Agreements" shall mean the Trademark Security Agreements made in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders, by each applicable Credit Party.

          "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

          "Trademarks" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

          "Year 2000 Date-Sensitive System/Component" shall mean, as to any Person, any em software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

          "Year 2000 Problems" shall mean, with respect to each Credit Party, limitations on the capacity or readiness of any such Credit Party's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Credit Parties and exchanges of information among the Credit Parties and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

          All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words

"herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

          Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (SECTION 1.2)
                                       TO
                                CREDIT AGREEMENT

                                LETTERS OF CREDIT

          (a) Issuance. Subject to the terms and conditions of the Agreement, Administrative Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Administrative Agent in its reasonable discretion (each, an "L/C Issuer")) for Borrower's account and guaranteed by Administrative Agent; provided, however, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Administrative Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Administrative Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Five Million Dollars ($5,000,000) (the "L/C Sublimit"), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Administrative Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Commitment Termination Date.

          (b) Advances Automatic; Participations. (i) In the event that Administrative Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Administrative Agent for Administrative Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Administrative Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Administrative Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

          If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Administrative Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and
(ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Administrative Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

          (c) Cash Collateral. If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Administrative Agent for the benefit of Revolving Lenders cash or cash equivalents acceptable to Administrative Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Administrative Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Administrative Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Administrative Agent, for the benefit of itself, Documentation Agent and Lenders, in a manner satisfactory to Administrative Agent. Borrower hereby pledges and grants to Administrative Agent, on behalf of itself, Documentation Agent and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

          If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Administrative Agent in its sole discretion.

          From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Administrative Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Administrative Agent may elect, as shall be or shall become due and payable by Borrower to Lenders with respect to such Letter of Credit

Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

          Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

          (d) Fees and Expenses. Borrower agrees to pay to Administrative Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Administrative Agent or any Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") at a rate equal to the Applicable L/C Margin multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Administrative Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

          (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Administrative Agent at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guarantied and, to the extent not previously delivered to Administrative Agent, copies of all agreements between Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Administrative Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Administrative Agent and the L/C Issuer.

          (f) Obligation Absolute. The obligation of Borrower to reimburse Administrative Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Administrative Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

               (ii) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Administrative Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

               (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by Administrative Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

               (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

               (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

          (g) Indemnification; Nature of Lenders' Duties. (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Administrative Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which Administrative Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Administrative Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Administrative Agent or such Lender (as finally determined by a court of competent jurisdiction).

          (ii) As between Administrative Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Administrative Agent nor any Lender shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Administrative Agent under any Letter of Credit or guaranty thereof, Administrative Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Administrative Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Administrative Agent's or any Lender's rights or powers hereunder or under the Agreement.

          (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

                              ANNEX C (SECTION 1.8)
                                       TO

                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEMS

          Each Credit Party shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

          (a) On or before the Closing Date and until the Termination Date, Borrower shall (i) establish lock boxes ("Lock Boxes") at one or more of the banks set forth on Disclosure Schedule (3.19), and shall request in writing within thirty (30) days after the Closing Date and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into bank accounts in Borrower's name or any such Subsidiary's name (collectively, the "Borrower Accounts") at banks set forth on Disclosure Schedule (3.19) (each, a "Relationship Bank"). On or before the Closing Date, Borrower shall have established a concentration account in its name (the "Concentration Account") at the bank which shall be designated as the Concentration Account bank for Borrower on Disclosure Schedule (3.19) (the "Concentration Account Bank") which bank shall be satisfactory to Administrative Agent.

          (b) On or before the Closing Date (or such later date as Administrative Agent shall consent to in writing), the Concentration Account Bank, each bank where a Disbursement Account is located and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Administrative Agent, for the benefit of itself, Documentation Agent and Lenders, and Borrower and Subsidiaries thereof, as applicable, in form and substance acceptable to Administrative Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee-in-possession for Administrative Agent, on behalf of itself, Documentation Agent and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Borrower Account is located, such bank agrees, from and after the receipt of a notice (an "Activation Notice") from Administrative Agent (which Activation Notice may be given by Administrative Agent at any time at which (1) a Default or Event of Default shall have occurred and be continuing, (2) Administrative Agent reasonably believes based upon information available to it that a Default or an Event of Default is likely to occur; (3) if amounts are outstanding under the Revolving Credit Loan, Administrative Agent reasonably believes that an event or circumstance has occurred which is likely to have a Material Adverse Effect, or (4) Administrative Agent reasonably has grounds to question the integrity of Borrower's Cash Management Systems or Borrower's compliance with the provisions of this Annex C or any other provisions of the Loan Documents to the extent related to such Cash Management Systems (any of the foregoing being referred to herein as an "Activation Event")), to forward immediately all amounts in each Borrower Account to the Concentration Account Bank and to commence the process of daily sweeps from such Borrower Account into the Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Administrative Agent upon the occurrence of an Activation Event, to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. From and after the date Administrative Agent has delivered an Activation Notice to any bank with respect to any Borrower Account(s), Borrower shall not, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

          (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Borrower Account or to replace any Concentration Account or any Disbursement Account; provided, however, that (i) Administrative Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, Borrower and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Administrative Agent a tri-party blocked account agreement, in form and substance satisfactory to Administrative Agent. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Administrative Agent that the creditworthiness of any bank holding an account is no longer acceptable in Administrative Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Administrative Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Administrative Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Administrative Agent's reasonable judgment.

          (d) The Lock Boxes, Borrower Accounts, Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower and each Subsidiary thereof shall have granted a Lien to Administrative Agent, on behalf of itself, Documentation Agent and Lenders, pursuant to the Security Agreement.

          (e) All amounts deposited in the Collection Account shall be deemed received by Administrative Agent in accordance with Section 1.10 of the Agreement and shall be applied (and allocated) by Administrative Agent in accordance with Section 1.11 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

          (f) Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank acceptable to Administrative Agent into which Administrative Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to Borrower pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of Section 1.4.

          (g) Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "Related Person") to (i) hold in trust for Administrative Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by Borrower or any such Related Person, and (ii) within one
(1) Business Day after receipt by Borrower or any such Related Person of any checks, cash or other items or payment, deposit the same into a Borrower Account. Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Administrative Agent and Lenders. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into Borrower Accounts.

                            ANNEX D (SECTION 2.1(a))
                                       TO

                                CREDIT AGREEMENT

                    SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

          In addition to, and not in limitation of, the conditions described in
Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Administrative Agent in form and substance satisfactory to Administrative Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

          A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Administrative Agent.

          B. Revolving Notes, Swing Line Note, Term A Notes and Term B Notes. Duly executed originals of the Revolving Notes, Swing Line Note, Term A Notes and Term B Notes for each applicable Lender, dated the Closing Date.

          C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

          D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Administrative Agent, in favor of Administrative Agent, on behalf of itself, Documentation Agent and Lenders.

          E. Security Interests and Code Filings. (a) Evidence satisfactory to Administrative Agent that Administrative Agent (for the benefit of itself, Documentation Agent and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Administrative Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date) and Permitted Encumbrances.

          (b) Evidence satisfactory to Administrative Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

          (c) Control Letters from (i) all issuers of uncertificated securities and financial assets held by Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Borrower.

          F. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance satisfactory to Administrative Agent, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Administrative Agent, manually signed by the Prior Lender releasing all liens of Prior Lender upon any of the personal property of each Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations.

          G. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance satisfactory to Administrative Agent, together with all instruments, documents and agreements executed pursuant thereto.

          H. Guaranty. Duly executed originals of the Guaranty, dated the Closing Date and signed by Holdings and Heartland, and all documents, instruments and agreements executed pursuant thereto.

          I. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from Borrower, dated the Closing Date, reflecting information concerning Eligible Accounts and Eligible Inventory of Borrower as of a date not more than [seven (7)] days prior to the Closing Date.

          J. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

          K. Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Administrative Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Term Loans and the initial Revolving Credit Advance.

          L. Cash Management System; Blocked Account Agreements. Evidence satisfactory to Administrative Agent that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of duly executed tri-party blocked account and lock box agreements, satisfactory to Administrative Agent, with the banks as required by Annex C.

          M. Charter and Good Standing. For each Credit Party, such Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

          N. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

          O. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

          P. Opinions of Counsel. Duly executed originals of opinions of Akin, Gump, Strauss, Hauer & Feld LLP, counsel for the Credit Parties, together with any local counsel opinions requested by Administrative Agent, each in form and substance satisfactory to Administrative Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Administrative Agent, on behalf of itself, Documentation Agent and Lenders, and to include in such opinion an express statement to the effect that Agents and Lenders are authorized to rely on such opinion.

          Q. Pledge Agreement. Duly executed originals of the Pledge Agreement dated the Closing Date and signed by Holdings and Borrower, accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to the Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to the Pledge Agreement, duly endorsed in blank.

          R. Accountants' Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Administrative Agent and Lenders in accordance with Section 4.2, and a letter from such auditors acknowledging Lenders' reliance on the auditor's certification of past and future Financial Statements.

          S. Solvency. Borrower shall deliver to Administrative Agent both (i) a solvency opinion from Houlihan Lokey Howard & Zukin, Inc. addressed to Administrative Agent, Lenders under this Agreement and the Purchasers under the Subordinated Notes, and (ii) a certificate of the Chief Financial Officer of Borrower, certifying that both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, (c) the Acquisition, the Refinancing and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.

          T. Officer's Certificate. Administrative Agent shall have received duly executed originals of a certificate of the Chief Executive Officer and Chief Financial Officer of each Credit Party, dated the Closing Date, stating that, since December 31, 1999 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect;
(b) there has been no material adverse change in the industry in which such Credit Party operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by such Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of such Credit Party or any of its Subsidiaries.

          U. Waivers. Administrative Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Administrative Agent, in each case as required pursuant to Section 5.9.

          V. Mortgages. Within 30 days after the Closing Date, Mortgages covering all of the owned Real Estate (the "Mortgaged Properties") together with: (a) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case reasonably satisfactory in form and substance to Administrative Agent; and (b) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel reasonably satisfactory to Administrative Agent.

          W. Subordination and Intercreditor Agreements. Administrative Agent and Lenders shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Administrative Agent, in its sole discretion, as Administrative Agent shall have deemed necessary or appropriate with respect to any Indebtedness of any Credit Party, including, without limitation, under the Subordinated Notes, the provisions of which as contained therein, are acceptable to Administrative Agent.

          X. Environmental Reports. Administrative Agent shall have received Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-94, and applicable state requirements, on all of the Real Estate, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers satisfactory to Administrative Agent, all in form and substance satisfactory to Administrative Agent, in its sole discretion; and Administrative Agent shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Administrative Agent shall have requested, and Administrative Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Administrative Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Administrative Agent, authorizing Administrative Agent and Lenders to rely on such reports.

          Y. Audited Financials; Financial Condition. Administrative Agent shall have received Holdings' final Financial Statements for its Fiscal Year ended December 31, 1999, audited by Ernst & Young LLP. Borrower shall have provided Administrative Agent with its current operating statements, a consolidated and consolidating balance sheet and statement of cash flows, the Pro Forma, Projections and a Borrowing Base Certificate with respect to Borrower certified by its Chief Financial Officer, in each case in form and substance satisfactory to Administrative Agent, and Administrative Agent shall be satisfied, in its sole discretion, with all of the foregoing. Administrative Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Borrower, based on such Pro Forma and Projections, to the effect that (a) the Pro Forma fairly presents the financial condition of Borrower as of the date thereof after giving effect to the transactions contemplated by the Related Transactions Documents and shows that the stockholders common equity of Borrower as of the Closing Date is not less than $60,000,000 and the pro forma EBITDA of Borrower, after giving effect to the adjustments provided in Disclosure Schedule (A-EBITDA), as of December 31, 1999 is at least $28,100,000; (b) the Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; it being recognized that any forward looking statements contained therein are inherently subject to risk and uncertainties, many of which cannot be predicted with accuracy; (c) as of March 31, 2000 and after giving pro forma effect to the transactions contemplated by the Loan Documents, the Borrower shall have a Leverage Ratio for the 12-month period then ended of not more than 4.60:1.0 and a Senior Leverage Ratio for such period of not more than 3.60:1.0; and (d) containing such other statements with respect to the solvency of Borrower and matters related thereto as Administrative Agent shall request.

          Z. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Administrative Agent may, in its sole discretion, reasonably request.

                            ANNEX E (SECTION 4.1(a))

                                       TO
                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

          Borrower shall deliver or cause to be delivered to Administrative Agent or to Administrative Agent and Lenders, as indicated, the following:

          (a) Monthly Financials. To Administrative Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding Holdings, Borrower and their Subsidiaries, certified by the Chief Financial Officer of Borrower, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Annual Plan or Budget for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such month and for the period then ended and (ii) any other information presented in clause (iii) above is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

          (b) Quarterly Financials. To Administrative Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Holdings, Borrower and their Subsidiaries, certified by the Chief Financial Officer of Borrower, including
(i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Annual Plan or Budget for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with a Compliance Certificate in respect of each of the financial covenants set forth on Annex G which is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information in clause (iii) of paragraph (a) above presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Administrative Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis which includes a comparison to Projections for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year;

          (c) Operating Plan. To Administrative Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for Borrower, approved by the Board of Directors of Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

          (d) Annual Audited Financials. To Administrative Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Holdings, Borrower and their Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Administrative Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of) which report may be limited to the extent required by accounting rules or guidelines, it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Administrative Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Administrative Agent and subject to standard qualifications taken by nationally recognized accounting firms, signed by such accounting firm acknowledging that Administrative Agent and Lenders are entitled to rely upon such accounting firm's certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

          (e) Management Letters. To Administrative Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

          (f) Default Notices. To Administrative Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

          (g) SEC Filings and Press Releases. To Administrative Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person;

          (h) Subordinated Debt and Equity Notices. To Administrative Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default;

          (i) Supplemental Schedules. To Administrative Agent, supplemental disclosures, if any, required by Section 5.6 of the Agreement;

          (j) Litigation. To Administrative Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $1,000,000 whether or not covered by insurance, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities; or (vi) involves any product recall;

          (k) Insurance Notices. To Administrative Agent, disclosure of losses or casualties required by Section 5.4 of the Agreement;

          (l) Lease Default Notices. To Administrative Agent, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Administrative Agent may request in its reasonable discretion;

          (m) Lease Amendments. To Administrative Agent, copies of all material amendments to real estate leases involving annual payments of more than $300,000; and

          (n) Other Documents. To Administrative Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, request.

                            ANNEX F (SECTION 4.1(b))
                                       TO
                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

          Borrower shall deliver or cause to be delivered the following:

          (a) To Administrative Agent, upon its request, and in no event less frequently than five (5) Business Days after the end of each Fiscal Month (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), each of the following:

          (i) a Borrowing Base Certificate with respect to Borrower, accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion;

          (ii) with respect to Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion; and

          (iii) with respect to Borrower, a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion;

          (b) To Administrative Agent, on a weekly basis or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion;

          (c) To Administrative Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, a reconciliation of the Accounts trial balance and month-end Inventory reports of Borrower to Borrower's general ledger and monthly Financial Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion;

          (d) To Administrative Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright with the United States

Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter;

          (e) Borrower, at its own expense, shall deliver to Administrative Agent the results of each physical verification, if any, which Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default shall have occurred and be continuing, Borrower shall, upon the request of Administrative Agent, conduct, and deliver the results of, such physical verifications as Administrative Agent may require);

          (f) Borrower, at its own expense, shall deliver to Administrative Agent such appraisals of its assets as Administrative Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Administrative Agent; and

          (g) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as Administrative Agent shall from time to time request in its reasonable discretion.

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS


          Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

          (a) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

Period                                      Maximum Capital Expenditures per Period
------                                      ---------------------------------------
Fiscal Year ending December 31, 2000        $7,000,000
Fiscal Year ending December 31, 2001        $7,000,000
Fiscal Year ending December 31, 2002        $7,000,000
Fiscal Year ending December 31, 2003        $8,000,000
Fiscal Year ending December 31, 2004        $8,000,000
Each Fiscal Year thereafter                 $8,000,000

          (b) Minimum Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following:

          1.05:1:00 for the Fiscal Quarter ending June 30, 2000; 1.05:1.00 for the Fiscal Quarter ending September 30, 2000; 1.05:1.00 for the Fiscal Quarter ending December 31, 2000 1.05:1.00 for the Fiscal Quarter ending March 31, 2001; 1.05:1.00 for the Fiscal Quarter ending June 30, 2001 1.05:1.00 for the Fiscal Quarter ending September 30, 2001; 1.05:1.00 for the Fiscal Quarter ending December 31, 2001; 1.05:1.00 for the Fiscal Quarter ending March 31, 2002; 1.05:1.00 for the Fiscal Quarter ending June 30, 2002; 1.10:1.00 for the Fiscal Quarter ending September 30, 2002; 1.10:1.00 for the Fiscal Quarter ending December 31, 2002; 1.10:1.00 for the Fiscal Quarter ending March 31, 2003; 1.10:1.00 for the Fiscal Quarter ending June 30, 2003; 1.15:1.00 for the Fiscal Quarter ending September 30, 2003; 1.15:1.00 for the Fiscal Quarter ending December 31, 2003;

          1.15:1.00 for the Fiscal Quarter ending March 31, 2004;
          1.15:1.00 for the Fiscal Quarter ending June 30, 2004;
          1.15:1.00 for the Fiscal Quarter ending September 30, 2004; 1.15:1.00 for the Fiscal Quarter ending December 31, 2004; and
          1.15 for each Fiscal Quarter ending thereafter.

          (c) Minimum EBITDA. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended of not less than the following:

$28,000,000 for the Fiscal Quarter ending June 30, 2000; $28,000,000 for the Fiscal Quarter ending September 30, 2000; $28,000,000 for the Fiscal Quarter ending December 31, 2000; $28,000,000 for the Fiscal Quarter ending March 31, 2001; $29,000,000 for the Fiscal Quarter ending June 30, 2001; $30,500,000 for the Fiscal Quarter ending September 30, 2001; $32,000,000 for the Fiscal Quarter ending December 31, 2001; $32,500,000 for the Fiscal Quarter ending March 31, 2002; $34,000,000 for the Fiscal Quarter ending June 30, 2002; $34,500,000 for the Fiscal Quarter ending September 30, 2002; $35,500,000 for the Fiscal Quarter ending December 31, 2002; $36,000,000 for the Fiscal Quarter ending March 31, 2003; $37,000,000 for the Fiscal Quarter ending June 30, 2003; $38,500,000 for the Fiscal Quarter ending September 30, 2003; $39,500,000 for the Fiscal Quarter ending December 31, 2003; $40,000,000 for the Fiscal Quarter ending March 31, 2004; $41,000,000 for the Fiscal Quarter ending June 30, 2004; $42,000,000 for the Fiscal Quarter ending September 30, 2004; $42,500,000 for the Fiscal Quarter ending December 31, 2004; and $42,500,000 for each Fiscal Quarter ending thereafter.

          (d) Maximum Leverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

          5.00:1:00 for the Fiscal Quarter ending June 30, 2000; 5.00:1.00 for the Fiscal Quarter ending September 30, 2000; 4.75:1.00 for the Fiscal Quarter ending December 31, 2000; 4.75:1.00 for the Fiscal Quarter ending March 31, 2001; 4.75:1.00 for the Fiscal Quarter ending June 30, 2001; 4.75:1.00 for the Fiscal Quarter ending September 30, 2001; 4.00:1.00 for the Fiscal Quarter ending December 31, 2001; 4.00:1.00 for the Fiscal Quarter ending March 31, 2002; 4.00:1.00 for the Fiscal Quarter ending June 30, 2002; 3.75:1.00 for the Fiscal Quarter ending September 30, 2002;

          3.50:1.00 for the Fiscal Quarter ending December 31, 2002; 3.50:1.00 for the Fiscal Quarter ending March 31, 2003; 3.50:1.00 for the Fiscal Quarter ending June 30, 2003; 3.50:1.00 for the Fiscal Quarter ending September 30, 2003; 3.25:1.00 for the Fiscal Quarter ending December 31, 2003; 3.25:1.00 for the Fiscal Quarter ending March 31, 2004; 3.00:1.00 for the Fiscal Quarter ending June 30, 2004; 3.00:1.00 for the Fiscal Quarter ending September 30, 2004; 3.00:1.00 for the Fiscal Quarter ending December 31, 2004; and 3.00:100 for each Fiscal Quarter thereafter.

          (e) Maximum Senior Leverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Senior Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

          4:00:1:00 for the Fiscal Quarter ending June 30, 2000; 4.00:1.00 for the Fiscal Quarter ending September 30, 2000; 3.75:1.00 for the Fiscal Quarter ending December 31, 2000; 3.75:1.00 for the Fiscal Quarter ending March 31, 2001; 3.75:1.00 for the Fiscal Quarter ending June 30, 2001; 3.75:1.00 for the Fiscal Quarter ending September 30, 2001; 3.00:1.00 for the Fiscal Quarter ending December 31, 2001; 3.00:1.00 for the Fiscal Quarter ending March 31, 2002; 3.00:1.00 for the Fiscal Quarter ending June 30, 2002; 2.75:1.00 for the Fiscal Quarter ending September 30, 2002; 2.50:1.00 for the Fiscal Quarter ending December 31, 2002; 2.50:1.00 for the Fiscal Quarter ending March 31, 2003; 2.50:1.00 for the Fiscal Quarter ending June 30, 2003; 2.50:1.00 for the Fiscal Quarter ending September 30, 2003; 2.25:1.00 for the Fiscal Quarter ending December 31, 2003; 2.25:1.00 for the Fiscal Quarter ending March 31, 2004; 2.00:1.00 for the Fiscal Quarter ending June 30, 2004; 2.00:1.00 for the Fiscal Quarter ending September 30, 2004; 2.00:1.00 for the Fiscal Quarter ending December 31, 2004; and 2.00:1.00 for each Fiscal Quarter thereafter.

          (f) Minimum Interest Coverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, an Interest Coverage Ratio for the 12-month period then ended of not less than the following:

          2.00:1:00 for the Fiscal Quarter ending June 30, 2000; 2.00:1.00 for the Fiscal Quarter ending September 30, 2000; 2.00:1.00 for the Fiscal Quarter ending December 31, 2000; 2.00:1.00 for the Fiscal Quarter ending March 31, 2001; 2.00:1.00 for the Fiscal Quarter ending June 30, 2001;

          2.00:1.00 for the Fiscal Quarter ending September 30, 2001; 2.25:1.00 for the Fiscal Quarter ending December 31, 2001; 2.25:1.00 for the Fiscal Quarter ending March 31, 2002; 2.25:1.00 for the Fiscal Quarter ending June 30, 2002; 2.25:1.00 for the Fiscal Quarter ending September 30, 2002; 2.50:1.00 for the Fiscal Quarter ending December 31, 2002; 2.50:1.00 for the Fiscal Quarter ending March 31, 2003; 2.50:1.00 for the Fiscal Quarter ending June 30, 2003; 2.50:1.00 for the Fiscal Quarter ending September 30, 2003; 3.00:1.00 for the Fiscal Quarter ending December 31, 2003; 3.00:1.00 for the Fiscal Quarter ending March 31, 2004; 3.00:1.00 for the Fiscal Quarter ending June 30, 2004; 3.00:1.00 for the Fiscal Quarter ending September 30, 2004; 3.00:1.00 for the Fiscal Quarter ending December 31, 2004; and 3.00:100 for each Fiscal Quarter thereafter.


          Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Administrative Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Administrative Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Administrative Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

          For purposes of the calculations above, pro forma effect shall be given to each Designated Acquisition as if it had occurred twelve (12) months prior to the end of the most recently ended Fiscal Quarter.

                            ANNEX H (SECTION 1.1(d))
                                       TO
                                CREDIT AGREEMENT

                       LENDERS' WIRE TRANSFER INFORMATION



To GE Capital:

Payment to:          Bankers Trust Company
                     1 Bankers Trust Plaza
                     New York, NY 10006
POC:                 Doris Adams
                     212-250-8383
ABA#:                021-001-033
Account Name:        GECC - PlayCore
Account Number:      50-232-854


To IndoSuez:

Payment to:          Citibank, N.A. - New York
ABA #:               021-000-089
Swift Code:          CITIUS33
Account:             361 42 537
Name:                Credit Agricole Indosuez Chicago Branch CAI-CAP

                             ANNEX I (SECTION 11.10)
                                       TO

                                CREDIT AGREEMENT

                                NOTICE ADDRESSES


(A)      If to Administrative Agent or GE Capital, at

         General Electric Capital Corporation
         335 Madison Avenue
         12th Floor
         New York, New York  10017

         Attention:  Account Manager-PlayCore
         Telecopier No.: (212) 983-8767
         Telephone No.: (212) 370-8066

         - and -

         General Electric Capital Corporation
         201 High Ridge Road
         Stamford, Connecticut 06927-5100


         Attention:  Corporate Counsel-Commercial Finance
         Telecopier No.:  (203) 316-7889
         Telephone No.:  (203) 316-7552

         with copies to:

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York 10153


         Attention:  Ted S. Waksman, Esq.
         Telecopier No.: (212) 310-8007
         Telephone No.: (212) 310-8000



(B)      If to Documentation Agent or Indosuez, at

         Credit Agricole Indosuez
         Indosuez Capital
         666 Third Avenue
         New York, New York 10017

         Attention:  Mike Arougheti, Vice President
         Telecopier No.: (646) 658-2203
         Telephone No.: (646) 658-2000


(C)      If to Borrower, at

         PlayCore Wisconsin, Inc.
         Riverfront Centre
         15 West Milwaukee Street
         Suite 204
         Janesville, Wisconsin  53545

         Attention: President
         Telecopier No.:  (608) 741-7191
         Telephone No.:  (608) 741-7183

         With copies to:

         PlayCore Holdings, Inc.
         c/o Chartwell Investments II, LLC
         717 Fifth Avenue
         New York, New York 10022

         Attention: Michael S. Shein
         Telecopier No.:  (212) 521-5533
         Telephone No.:  (212) 521-5500

         - and -

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         1333 New Hampshire Avenue, N.W.
         Suite 400
         Washington, D.C. 20036

         Attention:  Russell W. Parks, Jr., Esq.
         Telecopier No.: (202) 887-4288
         Telephone No.   (202) 887-4000

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       TO

                                CREDIT AGREEMENT


Lender(s):


General Electric Capital Corporation

Revolving Loan Commitment (including a Swing Line
Commitment of $5,000,000):                                  $30,000,000

Term Loan A Commitment:                                     $25,000,000

Term Loan B Commitment:                                     $35,000,000


Credit Agricole Indosuez



Term Loan B Commitment:                                     $25,000,000